Exhibit 4.3

FIRST AMENDMENT

FIRST AMENDMENT, dated as of December 3, 2014 (this “First Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 6, 2012, among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Existing Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., ROYAL BANK OF CANADA AND MORGAN STANLEY MUFG LOAN PARTIES, LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and WELLS FARGO SECURITIES, LLC, J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY MUFG LOAN PARTNERS, LLC (acting through THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and MORGAN STANLEY SENIOR FUNDING, INC.) AND RBC CAPITAL MARKETS1, as joint bookrunners and joint lead arrangers (in such capacity, the “Joint Bookrunners and Joint Lead Arrangers”) (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement” and as amended hereby, the “Credit Agreement”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Existing Lenders and the Administrative Agent have entered into the Existing Credit Agreement pursuant to which the Existing Lenders have agreed to make, and have made, certain extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended in its entirety to, among other things, (i) extend the Termination Date applicable to the commitments to extend credit thereunder and (ii) make certain other modifications as set forth herein;

WHEREAS, Section 11.14 of the Existing Credit Agreement permits the Borrower to amend the Credit Agreement with the written consent of the Administrative Agent and each affected Existing Lender to extend the Termination Date of any Existing Lender’s Commitment and extend the final maturity date of any Loan;

WHEREAS, concurrently with the execution of this amendment, Section 2.24(b) of the Credit Agreement shall be amended to permit the Borrower to replace any Existing Lender that does not consent to any proposed amendment of any provision of the Existing Credit Agreement that requires the consent of each of the Existing Lenders affected thereby, so long as the consent of the Majority Lenders has been obtained;

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

WHEREAS, (a) certain Persons that are not Existing Lenders (the “New Lenders”) have agreed, upon the terms and subject to the conditions set forth herein, to become Lenders under the Credit Agreement, and provide a portion of the Total Commitments (as defined in the Credit Agreement), (b) certain Existing Lenders have agreed to extend the maturity date of their existing Commitments (such Lenders, the “Extending Lenders”, and such extended existing Commitments, the “Extended Commitments”) and (c) certain Extending Lenders (the “Increasing Lenders”) have agreed, upon the terms and subject to the conditions set forth herein, to increase their Commitments; and

WHEREAS, upon the effectiveness of this First Amendment, the Loans of Existing Lenders that are not Extending Lenders (the “Non-Extending Lenders”, and the Commitments of such Non-Extending Lenders prior to the effectiveness of this First Amendment, the “Non-Extended Commitments”) shall be repaid and the Non-Extended Commitments shall be terminated and replaced by the Commitments of the New Lenders and the Increasing Lenders; and

WHEREAS, the Borrower, the Administrative Agent, the Majority Lenders, the New Lenders and the Extending Lenders are willing to agree to this First Amendment and the Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments.

(a) Existing Credit Agreement. The Existing Credit Agreement is hereby amended in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such text appears therein. After giving effect to this First Amendment, the Credit Agreement shall read as set forth in Exhibit A hereto.

(b) Schedules. Schedules 1.1A and 4.3 to the Existing Credit Agreement are hereby amended by deleting Schedules 1.1A and 4.3, each in its entirety and substituting in lieu thereof the new Schedule 1.1A and 4.3 each attached as Exhibit B hereto.

(c) Exhibits. Exhibit I to the Existing Credit Agreement is hereby amended by deleting Exhibit I in its entirety and substituting in lieu thereof the new Exhibit I attached as Exhibit C hereto.

SECTION 3. New Lenders and Increasing Lenders.

(a) New Lenders. Each of the New Lenders, the Administrative Agent and the Borrower acknowledges and agrees that on the First Amendment Effective Date, upon each New Lender’s execution of this First Amendment, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Papers, on the terms and subject to the

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conditions set forth below, with a Commitment (each such Commitment, a “New Commitment”) as set forth on Exhibit B to this First Amendment and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(b) Increasing Lenders. Each of the Increasing Lenders, the Administrative Agent and the Borrower acknowledges and agrees that on the First Amendment Effective Date upon each Increasing Lender’s execution of this First Amendment, each Increasing Lender shall increase its Commitment (each such increase, an “Increased Commitment”, and the Increased Commitments together with the New Commitments, the “Additional Commitments”) and have an aggregate Commitment as set forth on Exhibit B hereto.

(c) Commitments. The New Lenders, the Extending Lenders and the Increasing Lenders hereby agree that on the First Amendment Effective Date, the Commitment of each Lender shall be as set forth on Exhibit B hereto. On the First Amendment Effective Date, (i) the Lenders shall make payments to each other, as directed by the Administrative Agent, such that each Lender’s share of the outstanding Loans on the First Amendment Effective Date shall equal each such Lender’s Revolving Percentage immediately after giving effect to this First Amendment, (ii) risk participations in respect of each Letter of Credit shall be automatically adjusted such that each L/C Participant’s share of the total participations shall equal such L/C Participant’s Revolving Percentage immediately after giving effect to this First Amendment and (iii) all outstanding LIBOR Loans existing as of the First Amendment Effective Date shall continue at a rate of interest equal to the then existing rate of interest applicable to such LIBOR Loans until the end of the then existing Interest Period. For the avoidance of doubt, no Lender or Non-Extending Lender shall be entitled to any compensation pursuant to Section 2.12 of the Existing Credit Agreement as a result of the adjustments under this Section 3(c).

(d) Replacement of Non-Extending Lenders. For the avoidance of doubt, the parties hereby acknowledge and agree that, at the sole option of the Borrower, on the First Amendment Effective Date, the Non-Extended Commitments of any Non-Extending Lender shall, automatically upon receipt of the amount necessary to repay any Loans outstanding under such Lender’s Non-Extended Commitments, at par, and pay all accrued interest thereon, be deemed to have been terminated and replaced by Additional Commitments of the New Lenders and the Increasing Lenders and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Sections 2.5 and 2.9 of the Existing Credit Agreement in connection with the prepayment of any existing Loans and termination of Commitments as contemplated hereby and any rights to compensation pursuant to Section 2.12 of the Existing Credit Agreement resulting from such prepayment.

SECTION 4. Conditions to Effectiveness. The effectiveness of this First Amendment, the obligations of each Extending Lender to make Extended Commitments, the obligations of each Increasing Lender to make Additional Commitments, the obligations of each New Lender to make New Commitments and the amendment of the Existing Credit Agreement as provided for herein are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “First Amendment Effective Date”):

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(a) Execution of First Amendment. On or prior to the First Amendment Effective Date, the Borrower, the Lenders constituting Majority Lenders, each Extending Lender, each Increasing Lender and the Administrative Agent, shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

(b) Opinions of Counsel. On the First Amendment Effective Date, the Administrative Agent shall have received favorable written opinions from (i) Jones Walker LLP, special counsel to the Borrower, (ii) Stacey W. Goff, Executive Vice President, General Counsel and Secretary of the Borrower, (iii) Arthur J. Saltarelli, Senior Associate General Counsel of the Borrower concerning QSC and (iv) Nancy Shelledy, Vice President and Deputy General Counsel of SCC concerning SCC, in each case covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(c) Secretary’s Certificates. The Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date, substantially in the form of Exhibit H to the Credit Agreement, executed and delivered by each Loan Party, certifying that (i) such Loan Party’s charter and by-laws as in effect on the First Amendment Effective Date have been previously delivered to the Administrative Agent and have not been modified or amended (or if such documents have been modified or amended, such Loan Party shall attach a true, correct, and complete copy of such modified or amended documents, certified by the appropriate state official, if applicable, and dated as of a recent date), (ii) resolutions of each Loan Party’s board of directors have been adopted authorizing the execution and delivery of this First Amendment and the Amendment to Guarantee Agreement and Reaffirmation Agreement (the “Reaffirmation Agreement”), as applicable, and (ii) each of the officers whose specimen signature appears on such certificate holds the corporate office indicated and is authorized to sign agreements, documents and instruments on behalf of each respective Loan Party.

(d) Good Standing. The Administrative Agent shall have received a certificate (dated as of a recent date) relating to the existence and good standing of each Loan Party issued by appropriate state officials.

(e) Officer’s Certificate. The Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date, confirming compliance, as of the First Amendment Effective Date, with the conditions set forth in clauses (a) and (b) of Section 5.2 of the Credit Agreement.

(f) Solvency Certificate. The Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date from the chief financial officer of the Borrower certifying that the Borrower is, and after giving effect to the amendments contemplated hereunder, shall be and shall continue to be, Solvent.

(g) Patriot Act. The Administrative Agent and the New Lenders shall have received, with respect to such documents and other information requested in writing at least five business days prior to the First Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

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(h) Fees, etc. All costs, fees and expenses and all other costs contemplated by this First Amendment, due to the Administrative Agent and the Lenders (including, without limitation, reasonable and documented legal fees and expenses pursuant to Section 6 hereof) shall have been paid to the extent then due. All accrued interest and fees due to the Administrative Agent and the Lenders as of the First Amendment Effective Date shall have been paid.

(i) Financial Statements. The Administrative Agent and the Lenders shall have received audited consolidated financial statements of the Borrower and its Subsidiaries for the 2011, 2012 and 2013 fiscal years and interim unaudited financial statement for each quarterly period ended since the end of the 2013 fiscal year.

(j) Reaffirmation Agreement. On the First Amendment Effective Date, the Borrower shall have delivered to the Administrative Agent the Reaffirmation Agreement, substantially in the form of Exhibit D hereto, executed and delivered by each Guarantor, which shall be in full force and effect.

(k) Representations and Warranties. Each of the representations and warranties of the Borrower set forth in Section 4 of the Existing Credit Agreement (including, for the avoidance of doubt, the representations set forth in Sections 4.4(b) and 4.6) is true and correct in all material respects (except to the extent such representation and warranty is qualified by materiality).

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that (immediately before and after giving effect to this First Amendment):

(a) Each of the representations and warranties of the Borrower set forth in Section 4 of the Existing Credit Agreement (including, for the avoidance of doubt, the representations set forth in Sections 4.4(b) and 4.6) is true and correct in all material respects (except to the extent such representation and warranty is qualified by materiality); provided that: (i) for purposes of Section 4(k) and this Section 5(a), (A) the definition of “Current Financials” shall mean “the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 2013” and (B) the reference to “Restatement Effective Date” in 4.4(b) shall mean “the First Amendment Effective Date”; and (ii) any Schedules attached to this First Amendment shall replace the Schedules attached to the Existing Credit Agreement solely for purposes of Section 4(k) and this Section 5(a).

(b) No Default or Event of Default shall have occurred and be continuing.

SECTION 6. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders (without duplication) for all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Lead Arrangers.

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SECTION 7. No Other Amendment or Waivers.

(a) The parties hereto acknowledge and agree that, except as expressly amended hereby, all of the terms and provisions of the Existing Credit Agreement are and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any other provision of the Existing Credit Agreement not referred to herein and shall not be construed as a waiver, amendment or consent to any further or future action on the part of the Borrower that would require a waiver, amendment or consent of the Administrative Agent or the Lenders.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other Loan Paper shall be deemed a reference to the Credit Agreement. This First Amendment shall constitute a “Loan Paper” for all purposes of the Credit Agreement and the other Loan Papers (as defined in the Credit Agreement).

(c) Although the Existing Credit Agreement shall continue to be effective as of the Restatement Effective Date, all amendments to the Existing Credit Agreement, as reflected on Exhibit A, shall be effective as of the First Amendment Effective Date.

SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO WAIVE TRIAL BY JURY AS SET FORTH IN SECTION 11.11 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS.

SECTION 9. Miscellaneous. (a) This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this First Amendment by email or facsimile transmission shall be effective as delivery of an original executed counterpart hereof.

(b) The provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.

SECTION 10. Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Headings. The headings, captions, and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of this First Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CENTURYLINK, INC., as Borrower

By:	/s/ R. Stewart Ewing, Jr.
	Name:	R. Stewart Ewing, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to First Amendment

Acknowledged and Agreed: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Kieran Mahon
	Name:	Kieran Mahon
	Title:	Vice President

Signature Page to First Amendment

[Remaining signature pages intentionally omitted]

EXHIBIT A

[Redlined Credit Agreement]

EXHIBIT A

~~EXECUTION VERSION~~

$2,000,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of

April 6, 2012

among

CENTURYLINK, INC.,

THE LENDERS NAMED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC ~~and~~,

CITIBANK, N.A.,

ROYAL BANK OF CANADA, AND

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC, J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED ~~and~~

, MORGAN STANLEY MUFG LOAN PARTNERS, LLC (acting through THE BANK OF

TOKYO-MITSUBISHI UFJ, LTD. and MORGAN STANLEY SENIOR FUNDING, INC.)

AND RBC CAPITAL MARKETS1,

as Joint Bookrunners and Joint Lead Arrangers

As Amended by the First Amendment, dated as of December 3, 2014

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

Table of Contents

Page
Section 1 DEFINITIONS.		1
1.1.	Certain Defined Terms	1
1.2.	Accounting Principles.	~~23~~24
1.3.	Other Definitional Provisions	~~24~~25

Section 2 FACILITIES.		~~24~~25
2.1.	Commitments.	~~24~~25
2.2.	Procedure for Loan Borrowing.	~~25~~26
2.3.	Conversion and Continuation Options.	~~25~~26
2.4.	Fees.	~~26~~27
2.5.	Optional Termination and Reduction of Commitments.	~~27~~28
2.6.	Limitations on Eurodollar Tranches.	~~27~~28
2.7.	Interest Rates and Payment Dates.	~~28~~29
2.8.	Alternate Rate of Interest for LIBOR Loans.	~~28~~29
2.9.	Mandatory and Optional Prepayment of Loans.	~~28~~29
2.10.	Reserve Requirements; Change in Circumstances.	~~29~~30
2.11.	Change in Legality.	~~30~~31
2.12.	Indemnity.	~~31~~32
2.13.	Pro Rata Treatment.	~~31~~32
2.14.	Sharing of Setoffs.	~~31~~32
2.15.	Payments.	~~32~~33
2.16.	Calculation of LIBOR Rate.	~~33~~34
2.17.	Computation of Interest and Fees.	~~33~~34
2.18.	Booking Loans.	~~33~~34
2.19.	Quotation of Rates.	~~33~~34
2.20.	Taxes.	~~33~~34
2.21.	Swingline Commitment	~~36~~37
2.22.	Procedure for Swingline Borrowing; Refunding of Swingline Loans	~~36~~37
2.23.	Defaulting Lenders.	~~37~~39
2.24.	Mitigation Obligations; Replacement of Lenders.	~~39~~40
2.25.	Extensions of Commitments.	~~40~~41
2.26.	Change of Control.	~~42~~43

Section 3 LETTERS OF CREDIT		~~43~~44
3.1.	L/C Commitment.	~~43~~44
3.2.	Procedure for Issuance of Letter of Credit.	~~43~~44
3.3.	Fees and Other Charges.	~~43~~45
3.4.	L/C Participations.	~~44~~45
3.5.	Reimbursement Obligation of the Borrower.	~~45~~46
3.6.	Obligations Absolute.	~~45~~47
3.7.	Letter of Credit Payments.	~~46~~47
3.8.	Applications.	~~46~~47

Section 4 REPRESENTATIONS AND WARRANTIES.		~~46~~47
4.1.	Purpose of Credit Facility; Federal Regulation.	~~46~~47
4.2.	Corporate Existence, Good Standing, and Authority.	~~46~~47
4.3.	Guarantor Significant Subsidiaries.	~~47~~48

4.4.	Financial Statements; No Change.	~~47~~48
4.5.	Compliance with Laws, Charter, and Agreements.	~~47~~49
4.6.	Litigation.	~~47~~49
4.7.	Taxes.	~~48~~49
4.8.	Environmental Matters.	~~48~~49
4.9.	Employee Benefit Plans.	~~48~~49
4.10.	Properties; Liens.	~~48~~50
4.11.	Investment Company Status.	~~49~~50
4.12.	Transactions with Affiliates.	~~49~~50
4.13.	Leases.	~~49~~50
4.14.	Labor Matters.	~~49~~50
4.15.	Insurance.	~~49~~51
4.16.	Solvency.	~~49~~51
4.17.	Business.	~~49~~51
4.18.	General.	~~50~~51
4.19.	No Default.	~~50~~51
4.20.	OFAC; Anti-Corruption Laws.	~~50~~51

Section 5 CONDITIONS PRECEDENT.		~~50~~52
5.1.	Restatement Effective Date.	~~50~~52
5.2.	Each Revolving Extension of Credit.	~~51~~53
5.3.	Materiality of Conditions.	~~52~~53
5.4.	Waiver of Conditions.	~~52~~53

Section 6 AFFIRMATIVE COVENANTS.		~~52~~54
6.1.	Use of Proceeds.	~~52~~54
6.2.	Books and Records.	~~52~~54
6.3.	Items to be Furnished.	~~52~~54
6.4.	Inspection.	~~54~~56
6.5.	Taxes.	~~54~~56
6.6.	Payment of Obligations.	~~55~~56
6.7.	Expenses.	~~55~~56
6.8.	Maintenance of Existence, Assets, Business, and Insurance.	~~55~~57
6.9.	Preservation and Protection of Rights.	~~55~~57
6.10.	Environmental Laws.	~~55~~57
6.11.	Environmental Indemnification.	~~56~~57
6.12.	Designation of Unrestricted Subsidiaries.	~~56~~58
6.13.	Additional Guarantors.	~~56~~58
6.14.	Guarantor Release.	~~57~~58
6.15.	Compliance with Anti-Corruption Laws, Sanctions.	58

Section 7 NEGATIVE COVENANTS.		~~57~~59
7.1.	Employee Benefit Plans.	~~57~~59
7.2.	Liens.	~~57~~59
7.3.	Restricted Payments.	~~57~~59
7.4.	Mergers and Consolidations.	~~57~~59
7.5.	Loans, Advances, and Investments.	~~58~~60
7.6.	Transactions with Affiliates.	~~60~~62
7.7.	Sale of Assets.	~~60~~63
7.8.	Compliance with Laws and Documents; Use of Proceeds.	~~61~~63
7.9.	New Businesses.	~~62~~64

7.10.	Assignment.	~~62~~64
7.11.	Fiscal Year.	~~62~~64
7.12.	Investment Company Status.	~~62~~64
7.13.	Reserved	~~62~~64
7.14.	Financial Covenants.	~~62~~64
7.15.	Priority Debt.	~~63~~65

Section 8 DEFAULT		~~64~~66
8.1.	Payment of Obligation.	~~64~~66
8.2.	Covenants.	~~64~~66
8.3.	Debtor Relief.	~~64~~66
8.4.	Attachment.	~~64~~67
8.5.	Payment of Judgments.	~~64~~67
8.6.	Default Under Other Agreements.	~~65~~67
8.7.	Misrepresentation.	~~65~~67
8.8.	ERISA.	~~65~~67
8.9.	Validity and Enforceability of Loan Papers.	~~65~~68

Section 9 RIGHTS AND REMEDIES		~~66~~68
9.1.	Remedies Upon Event of Default.	~~66~~68
9.2.	Waivers.	~~66~~69
9.3.	Performance by Administrative Agent.	~~67~~69
9.4.	Delegation of Duties and Rights.	~~67~~69
9.5.	Lenders Not in Control.	~~67~~69
9.6.	Waivers by Lenders.	~~67~~69
9.7.	Cumulative Rights.	~~67~~70
9.8.	Application of Proceeds.	~~67~~70
9.9.	Certain Proceedings.	~~67~~70
9.10.	Setoff.	~~68~~70

Section 10 THE AGENTS.		~~68~~70
10.1.	Appointment.	~~68~~70
10.2.	Delegation of Duties.	~~68~~71
10.3.	Exculpatory Provisions.	~~68~~71
10.4.	Reliance by Administrative Agent.	~~69~~71
10.5.	Notice of Default.	~~69~~71
10.6.	Non-Reliance on Agents and Other Lenders.	~~69~~72
10.7.	Indemnification.	~~70~~72
10.8.	Agent in its Individual Capacity.	~~70~~73
10.9.	Successor Administrative Agent.	~~70~~73
10.10.	Co-Documentation Agents, Syndication Agent and Lead Arrangers.	~~71~~73

Section 11 MISCELLANEOUS.		~~71~~73
11.1.	Reserved.	~~71~~73
11.2.	Money and Interest.	~~71~~73
11.3.	Number and Gender of Words.	~~71~~74
11.4.	Headings.	7174
11.5.	Exhibits.	~~71~~74
11.6.	Notices.	~~72~~74
11.7.	Exceptions to Covenants.	~~73~~75
11.8.	Survival.	~~73~~75

11.9.	Governing Law.	~~73~~75
11.10.	Submission to Jurisdiction; Waivers.	~~73~~75
11.11.	WAIVERS OF JURY TRIAL.	~~74~~76
11.12.	Severability.	~~74~~76
11.13.	Integration.	~~74~~76
11.14.	Amendments, Etc.	~~74~~76
11.15.	Waivers.	~~75~~77
11.16.	Governmental Regulation.	~~75~~78
11.17.	Multiple Counterparts.	~~75~~78
11.18.	Successors and Assigns; Participations; Assignments.	~~75~~78
11.19.	Confidentiality.	~~79~~81
11.20.	Patriot Act.	~~79~~82
11.21.	Conflicts and Ambiguities.	~~80~~82
11.22.	GENERAL INDEMNIFICATION.	~~80~~82
11.23.	Amendment and Restatement.	~~80~~82

SCHEDULES

Commitments	Schedule 1.1A
Guarantor Significant Subsidiaries	Schedule 4.3
Transactions with Affiliates	Schedule 4.12
Business of Companies	Schedule 4.17

EXHIBITS

Form of Revolving Note	Exhibit A
Form of Opinion of Borrower’s Counsel	Exhibit B
Form of Financial Report Certificate	Exhibit C
Form of Assignment and Assumption	Exhibit D
Form of Increased Facility Activation Notice	Exhibit E
Form of New Lender Supplement	Exhibit F
Form of Guarantee	Exhibit G
Form of Secretary’s Certificate	Exhibit H
Form of Exemption Certificate	Exhibit I
Form of Borrowing Notice	Exhibit J

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AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 6, 2012, among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., ROYAL BANK OF CANADA, and MORGAN STANLEY MUFG LOAN PARTNERS, LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”).

WITNESSETH:

WHEREAS, capitalized terms used herein and not defined in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower entered into the Four-Year Revolving Credit Agreement, dated as of January 19, 2011 (the “Existing Credit Agreement”), with the several banks and other financial institutions or entities parties thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents named therein;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein, pursuant to which (a) the Lenders will extend credit in the form of Loans in an aggregate principal amount at any time outstanding not in excess of $2,000,000,000, (b) the Swingline Lender will extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $100,000,000 and (c) the Issuing L/C Lender will issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $400,000,000; and

WHEREAS, the Lenders and the Swingline Lender have indicated their willingness to extend such credit, and the Issuing L/C Lender has indicated its willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree ~~that, effective on the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety~~ as follows:

SECTION 1

DEFINITIONS.

1.1. Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisitions” means the acquisition by the Borrower or its Subsidiaries of at least a majority of the capital stock or all or substantially all of the property of another Person, division of another Person or other business unit of another Person, whether or not involving a merger or consolidation of such Person; provided, that such Person or property is used or useful in a Permitted Line of Business.

“Adjusted Consolidated Net Worth” means, as of the date of determination, Consolidated Net Worth minus (a) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (b) patents, copyrights, trademarks, trade names, franchises, experimental expense, goodwill and similar intangible or intellectual property (other than goodwill and similar intangible or intellectual property arising from the purchase of capital stock or assets of a Person engaged in a Permitted Line of Business described on Schedule 4.17), and (c) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).

“Administrative Agent” is defined in the introduction to this Agreement.

“Affiliate” of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).

“Agents” means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

“Agent Indemnitee” is defined in Section 10.7.

“Agreement” means the Existing Credit Agreement as amended and restated by this Amended and Restated Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, as amended, and other laws or regulations relating to bribery, corruption or anti-money laundering that apply to the Company’s business or operations.

“Applicable Margin” means, at the time of any determination thereof, for each Type of Loan, the margin of interest over the LIBOR Rate or the Base Rate which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be adjusted based on the Senior Unsecured Long-Term Debt Rating, as determined as of the last day of the immediately preceding fiscal quarter of the Borrower, as follows:

Senior Unsecured Long-Term Debt Rating	Applicable Margin
	LIBOR Loans	Base Rate Loans
BBB/Baa2 or higher	~~1.25~~1.00%	~~0.25~~0.00%
BBB-/Baa3	1.25%	0.25%
BB~~B-/~~+/Ba~~a3~~1	1.50%	0.50%
BB~~+~~/Ba~~1~~2	1.75%	0.75%
BB-/Ba~~2~~3	2.00%	1.00%
Lower than BB-/Ba~~2~~3	2.25%	1.25%

“Application” means an application, in such form as the Issuing L/C Lender may specify from time to time, requesting the Issuing L/C Lender to open a Letter of Credit.

“Approved Fund” is defined in Section 11.18(b)(ii).

“Assignee” is defined in Section 11.18(b)(i).

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit D.

“Attributable Debt” means, in respect of any sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for the net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using the discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Commitment” means as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating such Lender’s Revolving Extensions of Credit for purposes of determining such Lender’s Available Commitment pursuant to Section 2.4(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Tribunal or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Tribunal or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the LIBOR Rate that would be calculated as of such day (or if such day is not a Business Day, as of the next preceding Business Day), in respect of a proposed LIBOR Loan with a one-month Interest Period plus 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time. If The Wall Street Journal ceases publication of such rate, then the Prime Rate shall mean such rate selected by the Administrative Agent in its reasonable judgment as most nearly approximates the foregoing (the Prime Rate not being intended to be the lowest rate of interest charged by Wells Fargo Bank, National Association in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBOR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBOR Rate, respectively.

“Base Rate Loan” means any Loan the rate of interest applicable to which is based upon the Base Rate.

“Below Investment Grade Rating” means a Debt Rating that meets both of the following criteria: (a) lower than Baa3 (or the equivalent) by Moody’s and (b) lower than BBB- (or the equivalent) by S&P.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” is defined in Section 2.26.

“Borrower” is defined in the introduction to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Commitments.

“Borrowing Date” means the Business Day upon which the proceeds of any Borrowing are to be made available to the Borrower.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).

“Change of Control” is defined in Section 2.26.

“CLO” is defined in Section 11.18(b)(ii).

“Code” means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

“Co-Documentation Agents” is defined in the introduction to this Agreement.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans and participate in Letters of Credit and Swingline Loans in an aggregate principal amount and/or face amount not to exceed the amount set forth, as applicable, (a) under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A, (b) in the Assignment and Assumption pursuant to which such Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof, or (c) in the Extension Offer, following the acceptance thereof by any Lender and the effective date of such Extension. The amount of the Total Commitments on the ~~Restatement~~First Amendment Effective Date is $2,000,000,000.

“Commitment Fee” is defined in Section 2.4(a).

“Commitment Fee Percentage” is defined in Section 2.4(a).

“Commitment Period” means the period from and including the Restatement Effective Date to the Termination Date.

“Companies” means, collectively, the Borrower and its Subsidiaries, and “Company” means any of the same.

“Confidential Information” is defined in Section 11.19(b).

~~“Confidential Information Memorandum” means the Confidential Information Memorandum dated March 2012 and furnished to certain Lenders.~~

“Consolidated EBITDA” means the EBITDA of the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Net Worth” means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower’s obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of (a) FASB Statements No. 101 (“Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71”), and 106 (“Employers’ Accounting for Postretirement Benefits Other than Pensions”); and (b) as it relates to impairment charges, FASB Statements No. 142 (“Goodwill and Other Intangible Assets”) and 144 (“Accounting for the Impairment or Disposal of Long-Lived Assets”) of the Financial Accounting Standards Board.

“Consolidated Tangible Assets” means, as of the date of determination, the ~~total assets of the Borrower and its Subsidiaries, determined on a c~~Consolidated ~~basis in accordance with GAAP~~Total Assets, minus (without duplication) the net book value of all such assets that would be treated as intangible assets, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of determination, the total assets of the Borrower~~s~~ and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on a consolidated balance sheet of the Borrower and its Subsidiaries for the most recently ended calendar quarter for which Financial Statements are available.

“Consolidated Total Funded Debt” means, as of the date of determination, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Credit Party” means the Administrative Agent, the Issuing L/C Lender, the Swingline Lender or any other Lender.

“Current Date” means any date after March 1, 2012.

“Current Financials” means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 2011.

“Debt” means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities, (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services intended by a Company primarily for the purpose of enabling such other Person to make payment of any of such Person’s Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d) liabilities under any Swap Agreement; provided that a Person’s liabilities under any ISDA Swap Agreement with a particular counter party shall be calculated on a net basis. Notwithstanding the forgoing, for purposes of determining Debt of the Borrower and its Subsidiaries, the determination of whether a lease is characterized as an “operating lease” or a “capital lease” shall be made in accordance with GAAP as it exists on the Restatement Effective Date.

“Debt Rating” means the public debt rating by S&P and Moody’s for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three

Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Person” means any Person organized under the laws of any jurisdiction within the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EBITDA” means for any period and for any Person (the “Test Person”), (1) consolidated net income of such Test Person and its consolidated Subsidiaries for such period adjusted to exclude (or, in case of clause (l) below include) the effect of (a) any non-cash losses resulting from requirements to mark-to-market Swap Agreements, foreign exchange transactions or other transactions executed pursuant to an ISDA master agreement, (b) any expense items relating to mergers or acquisitions, including severance, retention and integration costs and change of control payments, provided that adjustments pursuant to this clause (b) for any period shall be consistent with those reported in such Test Person’s public reports in accordance with Regulation G and shall not exceed 5% of EBITDA for the last four fiscal quarters (to be calculated after giving effect to adjustments pursuant to this clause (b)), (c) any losses in respect of litigation that is described in the Form 10-K filed by the Test Person for the calendar year 2010, not to exceed $400 million in the aggregate over the course of the agreement, (d) any gains or losses in connection with the repurchase or retirement of Debt, (e) any loss reflected in such net income all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source, provided that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 180 days of the loss event, there shall be a corresponding deduction from EBITDA; and provided further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income, (f) any non-cash losses as a result of (i) impairment of goodwill under Statement of Financial Accounting Standards No. 142, (ii) an impairment of fixed assets under Statement of Financial Accounting Standards No. 144, (iii) any amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, or (iv) the implementation of any future modifications to the accounting standards employed by such Test Person and its consolidated Subsidiaries, including any costs or charges associated with leases that are not characterized as “capital leases” under GAAP, (g) gains or losses resulting from activity of any unconsolidated Persons provided that EBITDA shall be increased by cash distributed by and reduced by money invested in such unconsolidated Person, (h) gains or losses from marking to market portfolio assets until recognized for income tax purposes, (i) without duplication of any other exclusions in this definition of EBITDA, any extraordinary or other non-recurring non-cash income, expenses, gain or loss, provided that any cash payments received or made as result of such gain or loss (regardless of when the gain or loss was incurred) shall be included in the calculation of EBITDA for the period in which they are received or made (unless previously included for purposes of this calculation), (j) any gain or loss on the disposition of investments, (k) income (or loss) for such period of any Person, or attributable to any assets, disposed of during such period determined on a pro forma basis as though such Person or assets had been disposed of on the first day of such period) and (l) income (or loss) for such period of any Person that became a Subsidiary of such Test Person during such period or attributable to any assets acquired during such period, in each case, determined on a pro forma basis as though such Person or such assets were acquired on the first day of such period, plus, to the extent deducted in determining such adjusted net income, the aggregate amount of (2) interest expense, excluding the amortization or write-off of Debt discount or premiums and Debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including, if applicable, Loans), (3) income tax expense, (4) depreciation and amortization and (5) any non-cash charges to net income relating to the establishment of reserves and any income relating to the release of such reserves, provided that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.

“Eligible Reinvestment” means (a) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any part thereof) used or useful in a Permitted Line of Business and (b) any Acquisition.

“Embarq” means Embarq Corporation, a Delaware corporation.

“Environmental Law” means any Law that relates to the environment or handling or control of Hazardous Substances.

“Equity Units” means any offering of equity units issued by the Borrower the structure, terms and conditions of which are substantially similar to the offering of $500,000,000 aggregate principal amount of equity units issued by the Borrower on April 29, 2002.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means any company or trade or business (whether or not incorporated) which, together with any Company, is treated as a single employer within the meaning of section 414 of the Code.

“Eurocurrency Reserve Requirements” means, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Tribunal having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Eurodollar Tranche” means the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default” means any of the events described in Section 8; provided, that there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

“Exchange Act” is defined in Section 2.26.

“Excluded Regulated Subsidiary” means any regulated Subsidiary as to which the guaranteeing by such Subsidiary of the Obligations of the Borrower would, in the good faith judgment of the Borrower, result in adverse regulatory consequences to such Subsidiary, be prohibited without regulatory approval or impair the conduct of the business of such Subsidiary.

“Excluded Specified Debt” means (i) Debt, whether secured or unsecured, of an Excluded Specified Subsidiary that exists at the time such entity is acquired and is not incurred in contemplation of such acquisition, to the extent that either: (A)(1) the total consideration (excluding assumed Debt of the Excluded Specified Subsidiary and its Subsidiaries but including Debt incurred by the Borrower or any Guarantor in connection with the acquisition) paid by Borrower for the acquisition of the Excluded Specified Subsidiary and its Subsidiaries consists of at least 80% of Borrower Capital Stock, (2) the Capital Stock of the Excluded Specified Subsidiary is owned by Borrower or any Guarantor and (3) after giving effect to the acquisition of such Excluded Specified Subsidiary, the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 7.14; or (B) such Debt is not described in subsection (i)(A) of this definition and does not exceed $1 billion in the aggregate and (ii) any Permitted Refinancing Debt of the Debt described in subsection (i) of this definition.

“Excluded Specified Subsidiary” means any Subsidiary ~~that is not permitted to~~(including its Subsidiaries) (a) that is acquired after the First Amendment Effective Date, (b) that is prohibited from entering into the Guarantee Agreement due to restrictions contained in documentation governing the Debt of such Subsidiary~~, so long as the aggregate amount of Debt incurred or permitted to be incurred by~~ (to the extent such documentation was not entered into in contemplation of such acquisition) or for which entrance into the Guarantee Agreement would create a default under the documentation governing the Debt of such Subsidiary and (c) that has Debt in excess of $25,000,000 incurred under such documentation ~~equals at least $25,000,000 to the extent that such Debt can~~that cannot be prepaid without penalty.

“Existing Credit Agreement” is defined in the recitals to this Agreement.

“Exiting Lender” is defined in Section 2.26.

“Extended Commitment” is defined in Section 2.25(a)(ii).

“Extended Loan” is defined in Section 2.25(a)(ii).

“Extension Offer” is defined in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“First Amendment Effective Date” means December 3, 2014.

“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.

“Financial Report Certificate” means a certificate substantially in the form of Exhibit C.

“Financial Statements” means balance sheets, income statements, statements of stockholders’ equity, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year, in each case for (a) the Borrower and its Subsidiaries on a consolidated basis and (b) the Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis.

“Funded Debt” with respect to any Person, shall mean and include, as of any date as of which the amount thereof is to be determined, (a) indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) liabilities secured (or for which the holder thereof has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), excluding any Lien on equity interests of an Unrestricted Subsidiary or joint venture securing obligations of such Unrestricted Subsidiary or joint venture and its subsidiaries, (f) obligations of such Person which have been or under GAAP should be capitalized for financial reporting purposes, and (g) Attributable Debt of such Person, but excluding (i) indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value and (ii) an amount equal to 80% of the outstanding principal amount of indebtedness under the Equity Units. Notwithstanding the forgoing, for purposes of determining Funded Debt of the Borrower and its Subsidiaries, the determination of whether a lease is characterized as an “operating lease” or a “capital lease” shall be made in accordance with GAAP as it exists on the Restatement Effective Date.

“Funding Office” means the office of the Administrative Agent specified in Section 11.6 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.

“Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit G.

“Guarantors” means (a) Embarq, (b) QCII, (c) Qwest Services, (d) Savvis, (e) SCC, (f) any Guarantor Significant Subsidiary that is a Domestic Subsidiary, other than (x) any Excluded Regulated Subsidiary and (y) any Excluded Specified Subsidiary, ~~(e) at all times after the first date after the Restatement Effective Date that the Borrower obtains a Below Investment Grade Rating, Savvis and SCC~~ and (~~f~~g) any other Subsidiary that executes a Guarantee Agreement pursuant to Section 6.13. Notwithstanding the foregoing, in any event, any Company that either (i) enters into a Guaranty with respect to Funded Debt of the Borrower or (ii) becomes jointly and severally liable for the Funded Debt of the Borrower shall become a Guarantor.

“Guarantor Significant Subsidiary” means (1) a Wholly Owned Subsidiary of the Borrower (a) the assets of which are equal to or greater than 10% of Consolidated Total Assets (other than assets of any Excluded Specified Subsidiaries) as of the last date of the most recent fiscal quarter for which financial statements are available, (b) the operating revenue of which, for the year to date through the most recent~~ly ended period of four consecutive~~fiscal quarter~~s~~ for which financial statements are available, is equal to or greater than 10% of the operating revenues of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period, or (c) the net income from recurring operations

(excluding any extraordinary or other non-recurring income, expenses, gain or loss) of which, for the year to date through the most recent~~ly ended period of four consecutive~~fiscal quarter~~s~~ for which financial statements are available, is equal to or greater than 10% of the net income from recurring operations (excluding any extraordinary or other non-recurring income, expenses, gain or loss) of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period~~.~~; or (2) ~~N~~notwithstanding the foregoing, at all times after the first date after the Restatement Effective Date that the Borrower obtains a Below Investment Grade Rating, the term “Guarantor Significant Subsidiary” shall mean a Subsidiary of the Borrower (x) the assets of which are equal to or greater than 5% of Consolidated Total Assets (other than assets of any Excluded Specified Subsidiaries) as of the last date of the most recent fiscal quarter for which financial statements are available, (y) the operating revenue of which, for the year to date through the most recent~~ly ended period of four consecutive~~fiscal quarter~~s~~ for which financial statements are made available, is equal to or greater than 5% of the operating revenues of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period, or (z) the net income from recurring operations (excluding any extraordinary or other non-recurring income, expenses, gain or loss) of which, for the year to date through the most recent~~ly ended period of four consecutive~~fiscal quarter~~s~~ for which financial statements are available, is equal to or greater than 5% of the net income from recurring operations (excluding any extraordinary or other non-recurring income, expenses, gain or loss) of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period.

“Guaranty” means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the “primary obligor”) in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (a) to purchase such Debt or obligation or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation or (ii) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (d) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

“Hazardous Substance” means any hazardous or toxic waste, pollutant, contaminant, or substance.

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit E.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Incumbent Board” is defined in Section 2.26.

“Indemnified Liabilities” is defined in Section 11.22.

“Indemnified Parties” is defined in Section 11.22.

“Insolvent” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of section 4245 of ERISA.

“Interest Payment Date” means (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or optional prepayment made in respect thereof, (e) as to any Loan (other than any Swingline Loan), the date of any mandatory prepayment in respect thereof and (f) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, as to any LIBOR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months (~~or nine~~ or twelve months if agreed to by all Lenders) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months (or ~~nine or~~ twelve months if agreed to by all Lenders) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date unless the Borrower acknowledges that it will be responsible for any breakage costs owing under Section 2.12 resulting from repayment on the Termination Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) subject to clause (ii) above, the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

“Investments” is defined in Section 7.5.

“Issuing L/C Lender” means Wells Fargo Bank, National Association or any respective affiliate thereof, in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing L/C Lender” shall be deemed to be a reference to the relevant Issuing L/C Lender with respect to the relevant Letter of Credit.

“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

“L/C Commitment” is $400,000,000.

“L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means the collective reference to all Lenders other than the Issuing L/C Lender.

“Lead Arrangers” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Barclays Bank PLC, ~~the investment banking division of Barclays Bank PLC~~Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated ~~and~~, Morgan Stanley MUFG Loan Partners, LLC (acting through The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Senior Funding, Inc.) and RBC Capital Markets.

“Lenders” means those lenders signatory hereto and other financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.

“Letters of Credit” is defined in Section 3.1(a).

“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum determined by the ICE Benchmark Administration (or any successor that takes over the administration of such rate) on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 or LIBOR02 (or any successor page) as the London Interbank offered rate as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. In the event that such rate does not appear on such page (or otherwise on such screen), “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Loan” means any Loan the rate of interest applicable to which is based upon the LIBOR Rate, other than any Base Rate Loan.

“LIBOR Rate” means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

LIBOR
1.00 - Eurocurrency Reserve Requirements

“Lien” means any lien, mortgage, security interest, pledge, assignment, charge, title, retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property, or the proceeds therefrom, prior to the general creditors of the owners thereof.

“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.

“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents and the Lenders, or any or some of them, ever delivered in connection with this Agreement, including the Guarantee Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

“Loan Parties” means each Company that is a party to a Loan Paper.

“Loans” is defined in Section 2.1(a).

“Majority Lenders” means at any time the Lenders holding more than 50% of the then aggregate Revolving Extensions of Credit and unfunded Commitments or, if the Commitments have been terminated, the Lenders holding more than 50% of the then aggregate Revolving Extensions of Credit.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U, or X.

“Material Adverse Effect” means any set of one or more circumstances or events which, individually or collectively, will result in any of the following: (a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the later of the Current Financials or the most recent audited consolidated Financial Statements, (c) a Default or (d) the issuance of an accountant’s report on the Companies’ consolidated Financial Statements containing an explanatory paragraph about the entity’s ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).

“Material Agreement” of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than the greater of $250,000,000 or 1% of Consolidated Net Worth during any 12-month period. For the avoidance of doubt, the agreements constituting Excluded Specified Debt will be considered “Material Agreements” for purposes of this Agreement.

“Minimum Extension Condition” is defined in Section 2.25(b).

“Minority Interest” means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its Wholly Owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its Wholly Owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company in respect of any disposition of assets, as contemplated by Section 7.7(g), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions); (b) Taxes paid or payable as a result thereof; (c) the amount necessary to retire any Debt secured by a

Permitted Lien on the related property (unless the purchaser of the assets has assumed the obligations to repay such Debt); (d) with respect to a Subsidiary that is not a Wholly Owned Subsidiary, that portion of such proceeds allocable to the Minority Interests; and (e) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable and the amount of capital and operating expenditures that would not otherwise have been incurred and are required in writing or by application of policy by a public utility commission to be incurred as a condition to its consent, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer (or any such officer’s designee, designated in writing by such officer) of the Borrower ); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Company in any disposition of assets.

“New Lender” is defined in Section 2.1(c).

“New Lender Supplement” is defined in Section 2.1(c).

“Non-Excluded Taxes” is defined in Section 2.20(a).

“Non-Exiting Lender” is defined in Section 2.26.

“Non-U.S. Lender” is defined in Section 2.20(d).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit A hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and the Lenders, or any or some of them, by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.

“OFAC” is defined in Section 4.20.

“Optional Termination Date” is defined in Section 2.26.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Paper including any interest, additions to tax or penalties applicable thereto, but excluding the Taxes described in clause (i) and clause (ii) of Section 2.20(a).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” is defined in Section 11.18(c).

“Participant Register” is defined in Section 11.18(c).

“Patriot Act” is defined in Section 11.20.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

“Permitted Liens” means:

(a) Liens as of the ~~Restatement~~First Amendment Effective Date;

(b) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary (to the extent the acquisition is permitted by this Agreement), so long as such Lien was not incurred in contemplation of such acquisition;

(c) any Lien securing Debt incurred for the purchase or capital lease of one or more assets (if such Lien encumbers only the assets so purchased or leased);

(d) pledges or deposits made to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions, or other social security programs;

(e) Liens or good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or similar bonds, government contracts or other similar obligations in the ordinary course of business;

(f) easements, rights-of-way, zoning restrictions and other similar charges, encumbrances and restrictions in respect of real property or immaterial imperfections of title which do not, in the aggregate, materially impair the ordinary conduct of the Borrower and its Subsidiaries, taken as a whole;

(g)(i) Liens for Taxes, (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits, (iii) Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens, and (iv) adverse judgments on appeal, in each case, with respect to this clause (g), if either (x) no amounts are due and payable and no Lien has been filed or agreed to or (y) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, and neither the value nor use of the property in question are materially affected;

(h) Liens in favor of the United States Department of Agriculture, the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank or similar lenders such as the Rural Telephone Finance Cooperative;

(i) Liens on equity investments in a financial institution which requires any Company to make an equity investment in such institution in order to borrow money;

(j) Liens existing on any property of a Subsidiary existing at the time it became a Subsidiary which were not created with view of becoming a Subsidiary, provided that the Debt secured by such Liens may not be increased, extended, renewed or continued beyond its original stated maturity if such increase, extension or renewal would result in a Default under Section 7.14;

(k) Liens either on shares of stock or other equity interests of an entity which, when such Liens arise, concurrently becomes a Subsidiary or on assets of an entity arising in connection with acquisition thereof by the Borrower or a Subsidiary; provided, that the Debt secured by such Liens may not be increased or extended, renewed or continued beyond its original stated maturity if such increase, extension or renewal would result in a Default under Section 7.14;

(l) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any Subsidiary, including rights of offset and setoff;

(n) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt;

(o) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower or any Subsidiary;

(p) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(q) Liens on Capital Stock owned by the Borrower or any Restricted Subsidiary in an Unrestricted Subsidiary or a Person that is not a Subsidiary to secure Debt or other obligations of the Unrestricted Subsidiary or Person that issued the Equity Interests;

(r) Liens on property of a Subsidiary (other than on stock of a Subsidiary except to the extent permitted in clause (k) above) securing obligations owing to the Borrower or a wholly-owned Subsidiary;

(s) except as otherwise prohibited by clause (j) or (k) above, Liens securing extensions, renewals or refinancings of the Debt to replace Liens being released in connection with such transaction to the extent the Liens being released were permitted hereunder;

(t) Liens on accounts receivable and related assets (including without limitation, all collateral, guaranties and contracts associated with such accounts receivable, all of the Receivables Entity’s interest in inventory and goods the sale of which gave rise to the accounts receivable, all lockbox or collection accounts related thereto, all records related thereto and all proceeds of the foregoing) securing indebtedness incurred pursuant to a Qualified Receivables Transaction;

(u) Liens on assets subject to any sale and leaseback transaction consummated pursuant to Section 7.7(g);

(v)(x) Liens arising in the ordinary course of business which (i) do not secure Funded Debt, (ii) do not in the aggregate materially detract from the value of the grantor’s assets or materially impair the use thereof in the operation of its business, and (iii) do not secure obligations in an amount exceeding, in the aggregate, $100,000,000 and (y) Liens not described in clause (x) on cash and Cash Equivalents and securities which Liens secure any obligation with respect to letters of credit and which do not secure obligations in an amount exceeding, in the aggregate, $100,000,000.

(w) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary (to the extent any such merger or consolidation is permitted under Section 7.4 and not created in contemplation of such event);

(x) Liens securing Debt permitted to be secured by a Lien in accordance with Section 7.15;

(y) Liens on property of a Subsidiary securing indebtedness of such Subsidiary created, assumed or incurred after the date hereof, the creation, assumption or incurrence of which would not create a Default under Section 7.14;

(z) Liens on securities in connection with securities repurchase and reverse repurchase arrangements that bear only upon the securities involved in the repurchase or reverse repurchase transaction;

(aa) replacements, extension and renewals of any Lien permitted by clause (b), (c), (j) or (k) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby); ~~and~~

(bb) Liens securing Funded Debt referred to in clause (g) of the definition of Permitted Priority Debt~~.~~; and

(cc) Liens on the assets of an Excluded Specified Subsidiary securing the Excluded Specified Debt of such Excluded Specified Subsidiary.

“Permitted Line of Business” means a line of business in which Borrower and the Subsidiaries are permitted to engage pursuant to Section 7.9.

“Permitted Priority Debt” means (a) Debt of Qwest Corporation and its Subsidiaries (regardless of when incurred), (b) Debt of the Borrower’s Subsidiaries existing on the ~~Restatement~~First Amendment Effective Date and any Permitted Refinancing Debt in respect thereof, (c) Debt of the Guarantors (excluding any Guaranty of Excluded Specified Debt), (d) unsecured Debt of any Subsidiary owing to any other Subsidiary or the Borrower, (e) that portion of the capital leases of the Borrower’s Subsidiaries that does not exceed the aggregate principal amount of capital leases of the Borrower’s Subsidiaries on the Restatement ~~Effective~~ Date, (f) ~~up to $500,000,000 of Debt, in the aggregate, of one or more~~ Excluded Specified ~~Subsidiaries~~Debt and (g) Funded Debt of any joint venture, including any joint venture that qualifies as a Subsidiary, in an aggregate amount at any time not to exceed $300,000,000, including Guaranties of such Funded Debt.

“Permitted Refinancing Debt” means Debt which represents an extension, refinancing, refunding, replacement or renewal of any other Debt; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (b) any Liens securing such Debt are not extended to any additional property of any Loan Party, (c) no Loan Party that is not originally obligated with respect to repayment of such Debt is required to become obligated with respect thereto, (d) in the case of Debt of Qwest Corporation and its Subsidiaries (other than any such Debt outstanding on the ~~Restatement~~First Amendment Effective Date), such extension, refinancing, refunding, replacement or renewal does not result in any dated amortization prior to ~~October 6, 2017~~June 3, 2020 that is greater or faster than that of the Debt so extended, refinanced, refunded, replaced or renewed and (e) if the Debt that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the Obligations or any Guaranty thereof, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Debt.

“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

“Plan” means any employee pension benefit plan (as defined in section (2) of ERISA and subject to the provisions section 412 of the Code or section 302 or Title IV of ERISA) in respect of which any Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” or a “substantial employer” as such terms are defined in ERISA.

“Prohibited Transaction” has the meaning assigned to such term in section 406 of ERISA and section 4975(c) of the Code.

“QCII” means Qwest Communications International Inc., a Delaware corporation.

“QC Leverage Ratio” is defined in Section 7.14(c).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving accounts receivable.

“Quarterly Payment Date” means (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Commitment Period.

“Qwest Corporation” means Qwest Corporation, a Colorado corporation.

“Qwest Services” means Qwest Services Corporation, a Colorado corporation.

“Qwest Total Funded Debt” means, as of the date of determination, the aggregate principal amount of all Funded Debt of Qwest Corporation and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Receivables Entity” means a Wholly Owned Subsidiary of the Borrower (to which the Borrower or any Subsidiary transfers accounts receivable and related assets pursuant to a Qualified Receivables Transaction) which engages in no activities other than in connection with the financing of accounts receivable and whose assets consist solely of receivables and related assets transferred to such entity in connection with a Qualified Receivables Transaction:

(a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

(i) is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(ii) is recourse to or obligates the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(iii) subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(c) to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (except pursuant to Standard Securitization Undertakings).

Any designation by the Borrower of a Wholly Owned Subsidiary as a Receivables Entity shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate from a Financial Officer of the Borrower certifying that such designation complied with the foregoing conditions.

“Refunded Swingline Loans” is defined in Section 2.22(b).

“Register” is defined in Section 11.18(b).

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation G” means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulatory Change” means, with respect to any Lender, (a) any adoption or change after the date hereof of or in United States federal, state or foreign Laws (including Regulation D) or guidelines applying to a class of banks including such Lender, (b) the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state or foreign Laws or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign Laws or guidelines applying to a class of banks including such Lender by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof; provided that, notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change, regardless of the date enacted, adopted, issued or implemented.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing L/C Lender pursuant to Section 3.5 for amounts drawn under the Letters of Credit.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to Department of Labor Regulation Section 4043 as in effect on the date hereof, no matter how such notice requirement may be changed in the future.

“Restatement Effective Date” means ~~the date on which the conditions set forth in Section 5.1 shall have been satisfied, which date is~~ April 6, 2012.

“Restricted Payment” means

(a) the declaration or payment of dividends by the Borrower, or distribution (in cash, property, obligations or other securities or any combination thereof) on account of any shares of any class of capital stock of the Borrower,

(b) other payments or distributions by the Borrower whether by reduction of capital or otherwise on account of any shares of any class of capital stock of the Borrower, or

(c) the setting apart of money for a sinking or other analogous fund by the Borrower for the purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of the Borrower, or any warrant, option or other right to acquire any capital stock of the Borrower;

but in each case in (a), (b) and (c) above, excluding dividends or other distributions payable solely in common stock of the Borrower.

“Revolving Extensions of Credit” means, as to any Lender, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Percentage” means, as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Lenders on a comparable basis.

“Rights” means rights, remedies, powers, and privileges.

“S&P” means Standard and Poor’s Financial Services LLC.

“Savvis” means Savvis, Inc., a Delaware corporation.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SCC” means Savvis Communications Corporation, a Missouri corporation.

“SEC” means the Securities and Exchange Commission.

“Senior Credit Facility Increase” is defined in Section 2.1(b).

“Senior Unsecured Long-Term Debt Rating” means, as of any date, the Debt Rating that has been most recently announced by S&P and Moody’s. In connection with any determination of the Senior Unsecured Long-Term Debt Rating pursuant to the immediately preceding sentence, for purposes of determining the Applicable Margin or the Commitment Fee Percentage, (a) if only one of S&P and

Moody’s shall have in effect a public debt rating, the Applicable Margin and the Commitment Fee Percentage (as set forth in Section 2.4(a)) shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Commitment Fee Percentage shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin and the Commitment Fee Percentage shall be based on the rating that is one level below the higher rating; (c) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; (e) if neither S&P nor Moody’s shall have in effect a public debt rating but at least one of S&P and Moody’s has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and the Commitment Fee Percentage shall be determined by reference to a rating that is one level lower than the rating that has been most recently announced by S&P and Moody’s for such class of debt; and (f) if neither S&P nor Moody’s shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and the Commitment Fee Percentage shall be set in accordance with the lowest level rating and highest percentage rate set forth in the respective tables relating to “Applicable Margin” and “Commitment Fee Percentage” as the case may be.

“Solvent” means, as to any Person at the time of determination, that (a) the aggregate fair value of such Person’s assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in securitization of accounts receivable transactions (it being understood that in no event shall Standard Securitization Undertakings include any Guaranty in respect of principal or interest on the financing for any Qualified Receivables Transaction).

“Subsidiary” means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly more than 50% of the issued and outstanding voting stock (or equivalent interests); provided, that any Subsidiary that has been designated as an Unrestricted Subsidiary pursuant to Section 6.12 (and has not subsequently been re-designated as a Subsidiary) shall be deemed not to be a Subsidiary for all purposes of the Loan Papers. Unless the context otherwise requires, all references to “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Encumbrance” is defined in Section 7.14(b).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.21 in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.

“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as the lender of Swingline Loans.

“Swingline Loans” is defined in Section 2.21(a).

“Swingline Participation Amount” is defined in Section 2.22(c).

“Syndication Agent” is defined in the introduction to this Agreement.

“Taxes” means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.

“Termination Date” means ~~April 6~~December 3, ~~2017~~2019, subject, however, to termination in whole of the Total Commitments pursuant to Section 2.5 and any extension of Commitments pursuant to Section 2.25.

“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect.

“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

“Type” shall mean any type of Loan (i.e., a Base Rate Loan or LIBOR Loan).

“United States” and “U.S.” each means United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 6.12 after the Restatement Effective Date.

“Voting Stock” shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

1.2. Accounting Principles.

All accounting and financial terms used in the Loan Papers and not defined in Section 1.1, all accounting terms and financial terms partly defined in Section 1.1, to the extent not defined, and the compliance with each financial covenant therein shall be determined in accordance with GAAP, as modified from time to time by any Accounting Changes (as defined below) (provided that, notwithstanding anything to the contrary herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or

Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Company at “fair value”, as defined therein). In the event that (i) any Accounting Change shall occur, (ii) such change results in a change in the method of calculation of financial covenants, standards or terms in the Loan Papers and (iii) the Borrower determines that such change will create a risk of a Default or an Event of Default, then the Borrower may notify the Administrative Agent that it will not adopt such Accounting Change for purposes of the Loan Papers and that the method of calculation of financial covenants, standards or terms in the Loan Papers shall remain unaffected thereby. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

1.3. Other Definitional Provisions. As used herein and in the other Loan Papers, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

SECTION 2

FACILITIES.

2.1. Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, repaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3; provided, that each Swingline Loan shall be a Base Rate Loan.

(b) The Borrower and any one or more Lenders (including New Lenders) may agree on or after the Restatement Effective Date that each such Lender shall obtain a Commitment or increase the amount of its existing Commitment, as applicable (each, a “Senior Credit Facility Increase”), in each case by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such Senior Credit Facility Increase and (ii) the Increased Facility Closing Date; provided, that (x) the aggregate principal amount of all Senior Credit Facility Increases shall not exceed $700,000,000, (y) no Default or Event of Default has occurred and is continuing or would result from each Senior Credit Facility Increase and (z) no Lender shall have any obligation to participate in any Senior Credit Facility Increase unless it agrees to do so in its sole discretion.

(c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.1(b)

shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit F, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(d) For the purpose of providing that the respective amounts of Loans (and Interest Periods in respect of LIBOR Loans) held by the Lenders are held by them on a pro rata basis according to their respective Revolving Percentages, unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date (i) all outstanding Loans shall be converted into a single Loan that is a LIBOR Loan (with an interest period to be selected by the Borrower), and upon such conversion the Borrower shall pay any amounts owing pursuant to Section 2.12, if any, (with such conversion being treated as a prepayment of all outstanding LIBOR Loans for the purposes of Section 2.12), (ii) any new borrowings of Loans on such date shall also be part of such single Loan and (iii) all Lenders (including the New Lenders) shall hold a portion of such single Loan equal to its Revolving Percentage thereof and any fundings on such date shall be made in such a manner so as to achieve the foregoing.

2.2. Procedure for Loan Borrowing.

The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans), substantially in the form of Exhibit J, specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Restatement Effective Date shall initially be Base Rate Loans unless the Borrower has provided the notice for LIBOR Loans set forth in clause (a) above and has entered into a pre-funding indemnity agreement with respect to such borrowing of LIBOR Loans on the Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Commitments that are Base Rate Loans in other amounts pursuant to Section 2.22. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent wiring the money in accordance with instructions from the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3. Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date; provided, that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto (unless the Borrower pays the amount owing pursuant to Section 2.12). The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no Base Rate Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.4. Fees.

(a) Commitment Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, on each Quarterly Payment Date and on the Termination Date, in immediately available funds, a commitment fee (a “Commitment Fee”) calculated on the unused Commitment by multiplying the applicable percentage (the “Commitment Fee Percentage”) set forth below by the average daily Available Commitment of such Lender during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Termination Date):

Senior Unsecured Long-Term Debt Rating	Commitment Fee Percentage
BBB/Baa2 or higher	0.175% per annum
BBB-/Baa3	0.225% per annum
BB+/Ba1	0.275% per annum
BB/Ba2	~~0.350~~0.300% per annum
~~Lower than~~ BB-/Ba~~2~~3	~~0.425~~0.375% per annum
Lower than BB-/Ba3	0.500% per annum

(b) Other Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

2.5. Optional Termination and Reduction of Commitments.

(a) Subject to Section 2.9(b), the Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitments upon at least three Business Days prior written notice to the Administrative Agent (who shall promptly forward a copy thereof to each Lender and which notice may be revocable; provided, that (i) such notice is only revocable during the three Business Day period beginning on the date that such notice is given to the Administrative Agent and ending on the stated date of such Commitment reduction and (ii) the Borrower shall indemnify the Lenders pursuant to Section 2.12 as a result of the Borrower’s revocation of such notice); provided, that no such termination or reduction of Total Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans and Swingline Loans made on the effective date thereof, the aggregate amount of Revolving Extensions of Credit outstanding at such time would exceed the Total Commitments. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitments. Each such partial reduction of the Total Commitments shall be in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000.

(b) On the Termination Date, the Total Commitments shall be zero.

(c) Each reduction in the Total Commitments pursuant to this paragraph shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) Simultaneously with any termination or reduction of the Commitments pursuant to this paragraph, the Borrower shall pay to the Administrative Agent for the accounts of the Lenders the Commitment Fees on the amount of the Total Commitments, so terminated or reduced, accrued through the date of such termination or reduction.

2.6. Limitations on Eurodollar Tranches.

Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.7. Interest Rates and Payment Dates.

(a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.8. Alternate Rate of Interest for LIBOR Loans.

In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London interbank market, or that dollar deposits are not generally available in the London interbank market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such LIBOR Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination, stating the specific reasons therefor, to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a LIBOR Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

2.9. Mandatory and Optional Prepayment of Loans.

(a) Prior to the Termination Date, the Borrower shall have the right at any time to prepay the Loans, in whole or in part, subject to the requirements of Sections 2.12 and 2.13 but otherwise without premium or penalty, but prepayment of LIBOR Loans shall require at least three Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment (except with respect to Swingline Loans) shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $2,000,000; provided, further, that a failure to provide three Business Days prior written notice in the case of a repayment of a LIBOR Loan shall not constitute a Default but instead shall entitle the Lenders to remedies identified in Section 2.12. Each notice of prepayment, with respect to LIBOR Loans, shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid and may be revocable; provided, that (i) such notice is only revocable during the three Business Day period beginning on the date that such notice is given to the Administrative Agent and ending on the stated date of such prepayment and (ii) the Borrower shall indemnify the Lenders pursuant to Section 2.12 as a result of the Borrower’s revocation of such notice. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) On the date of any termination or reduction of the Total Commitments pursuant to Section 2.5(a), the Borrower shall pay or prepay the Loans or cash collateralize the Letters of Credit in a manner satisfactory to the Administrative Agent to the extent necessary in order that the aggregate Revolving Extensions of Credit outstanding will not exceed the Total Commitments following such termination or reduction. Subject to the foregoing and the requirements of Section 2.5, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this paragraph shall be subject to Sections 2.12 and 2.13.

(c) All Loans, together with accrued and unpaid interest thereon, shall be due and payable in full on the Termination Date.

(d) All prepayments of Loans (other than optional prepayments of Base Rate Loans and Swingline Loans) under this Section 2.9 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

2.10. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the Restatement Effective Date any Regulatory Change (i) subjects any Lender or Issuing L/C Lender to any Taxes (other than (x) Non-Excluded Taxes or Taxes described in clause (i) or (ii) of the first sentence in Section 2.20(a) or (y) any Tax that would not have been imposed but for the failure of any Lender or Issuing L/C Lender to comply with any certification, information, documentation, or other reporting requirement if such Lender or Issuing L/C Lender could legally comply and such compliance would not materially prejudice such Lender or Issuing L/C Lender’s legal or commercial position) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement with respect to any LIBOR Loan or any Letter of Credit (or participating interest therein), against assets of, deposits with or for the account of, or credit extended by, such Lender or Issuing L/C Lender under this Agreement, or (iii) with respect to any LIBOR Loan, shall impose on such Lender or Issuing L/C Lender or the London interbank market any other condition affecting this Agreement or any LIBOR Loan made by such Lender or Issuing L/C Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing L/C Lender of maintaining its Commitment or of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender or Issuing L/C Lender hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Lender or Issuing L/C Lender to be material, then the Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing L/C Lender such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender or Issuing L/C Lender, to the extent such amounts have not been included in the calculation of the LIBOR Rate, upon demand by such Lender or Issuing L/C Lender (through the Administrative Agent).

(b) If any Lender shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Lender (or its Parent or any lending office of such Lender) with any request or directive regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s (or its Parent’s) capital as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Lender’s policies with respect to capital and liquidity requirements) by an amount deemed in good faith by such Lender to be material, then from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender (through the Administrative Agent).

(c) A certificate of a Lender setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to such costs, (ii) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, (iii) the calculation of such amount or amounts under clause (a) or (b) above, shall be delivered to the Borrower (with a copy to the Administrative Agent) promptly after such Lender determines it is entitled to compensation under this Section 2.10, and shall be conclusive and binding absent manifest error and (iv) confirmation from such Lender that such costs are also being assessed to other similarly situated borrowers. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 15 days after its receipt of the same; provided that the Borrower shall not be required to pay the Administrative Agent for the account of such Lender pursuant to this Section 2.10 for any amount specified in clause (a) or (b) above in respect of a period occurring more than 180 days prior to the date on which such Lender notifies the Borrower of such Regulatory Change and such Lender’s intention to claim compensation therefor, except, if the Regulatory Change giving rise to any amount specified in clause (a) or (b) above is retroactive, no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date on which the applicable Tribunal informed such Lender of such Regulatory Change. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

(d) The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.

(e) Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.10 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

2.11. Change in Legality.

(a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

(i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

(ii) if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding LIBOR Loan, require that all outstanding LIBOR Loans with such Interest Periods made by it be converted to Base Rate Loans, in which event (A) all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such LIBOR Loans.

(b) For purposes of this Section 2.11, a notice to the Borrower (with a copy to the Administrative Agent) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

2.12. Indemnity.

The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.12 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.13. Pro Rata Treatment.

Unless otherwise specifically provided herein, each payment or prepayment of principal and each payment of interest with respect to a Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender, if any, with respect to such Borrowing, and conversions of Loans to Loans of another Type and continuations of Loans that are LIBOR Loans from one Interest Period, shall be made pro rata among the Lenders in accordance with their respective Commitments.

2.14. Sharing of Setoffs.

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans held by it (other than pursuant to Section 2.10 or 2.12) as a result of which the unpaid principal portion of the Loans held by it shall be proportionately less than the unpaid principal portion of the Loans held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans held by such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of the Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in Loans deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

2.15. Payments.

(a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 10.7. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the next preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

(c) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.

Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.16. Calculation of LIBOR Rate.

The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each LIBOR Loan through the purchase in the London interbank market of one or more eurodollar deposits, in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

2.17. Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate and (ii) Commitment Fees payable pursuant to Section 2.4(a), such calculations shall be made on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.7(a).

2.18. Booking Loans.

Any Lender may make, carry, or transfer Loans at, to, or for the account of any of its branch offices, subject to Section 2.24(a).

2.19. Quotation of Rates.

It is hereby acknowledged that the Borrower may call the Administrative Agent on or before the date on which notice of a Borrowing is to be delivered by the Borrower in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

2.20. Taxes.

(a) All payments made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Paper shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Tribunal, excluding (i) income or franchise taxes imposed on (or measured by) net income, in each case, imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Tribunal imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Paper) and (ii) any United States federal withholding tax imposed by reason of FATCA as a result of a Lender’s failure to comply with the requirements thereof to establish an exemption from withholding thereunder. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Paper, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such deduction or withholding had not been made, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (x) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (y) that are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Loan Party shall pay any Other Taxes to the relevant Tribunal in accordance with applicable Law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Loan Party showing payment thereof. If (i) a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority ~~or~~, (ii) a Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Loan Parties shall jointly and severally indemnify the Administrative Agent and the Lenders for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii).

(d) Each Lender (or transferee) that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax. Each Lender (or transferee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of either U.S. Internal Revenue Service Form W-8~~BEN~~BEN-E, Form W-8ECI, or Form W-8IMY (together with any applicable underlying IRS forms) properly completed and duly executed claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section

871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit I and a Form W-8~~BEN~~BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this clause, a Non-U.S. Lender shall not be required to deliver any form pursuant to this clause that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the Law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.

(f) To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Tribunal asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Paper or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Tribunal with respect to such refund); provided, that the Loan Party, upon the request of the

Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Tribunal) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Tribunal. This clause shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) any Loan, Loan Paper or obligation under any Loan Paper as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(~~h~~i) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. For purposes of this Section 2.20(i) and any related definitions, the term “Lender” includes the Issuing L/C Lender and the Swingline Lender.

2.21. Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time during the Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero. During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided, that on each date that a Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.22. Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Loan, in an amount equal to such Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.22(b), one of the events described in Section 8.3 shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Loans may not be made as contemplated by Section 2.22(b), each Lender shall, on the date such Loan was to have been made pursuant to the notice referred to in Section 2.22(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) If the maturity date shall have occurred in respect of any tranche of Commitments at a time when another tranche or tranches of Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.4(c)), there shall exist sufficient unutilized Extended Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

(f) Each Lender’s obligation to make the Loans referred to in Section 2.22(b) and to purchase participating interests pursuant to Section 2.22(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan ~~Document~~Paper by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.23. Defaulting Lenders.~~.~~ Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.4;

(b) the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.14); provided, that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or L/C Obligations may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) for purposes of any requested borrowing where a Defaulting Lender fails to fund its percentage of such borrowing and the Administrative Agent funds the defaulted portion, the borrowing request shall automatically be deemed to be the amount requested plus the amount that was to be funded by the Defaulting Lender (grossed up for the Defaulting Lender’s share of such additional borrowing) so that the amount requested shall be allocated among the remaining Lenders, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Participation Amount and Revolving Percentage of the L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments;

(d) if any Swingline Loans are outstanding or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such Lender’s Swingline Participation Amount or Revolving Percentage of the L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Swingline Participation Amount or Revolving Percentage, as applicable, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Participation Amount and Revolving Percentage of the L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing L/C Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s Revolving Percentage of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 9.1 for so long as such L/C Obligations are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of the L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of the L/C Obligations during the period such Defaulting Lender’s Revolving Percentage of the L/C Obligations is cash collateralized;

(iv) if the Revolving Percentage of the L/C Obligations of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.4 and 3.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v) if all or any portion of such Defaulting Lender’s Revolving Percentage of the L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing L/C Lender or any other Lender hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Revolving Percentage of the L/C Obligations) and all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender shall be payable to the Issuing L/C Lender until and to the extent that such Defaulting Lender’s Revolving Percentage of the L/C Obligations is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing L/C Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(d), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing L/C Lender has definitive evidence that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit (unless as a result of a good faith dispute), the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing L/C Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing L/C Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing L/C Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder, unless the Commitments of the non-Defaulting Lenders are, at all times while any of the circumstances described in clause (i) or (ii) above are in existence, sufficient to cover the Swingline Loans or Letters of Credit.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing L/C Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Commitment and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage, and shall pay all costs resulting from its becoming a Defaulting Lender.

2.24. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.10 or gives notice regarding Regulatory Changes affecting LIBOR Loans under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Tribunal for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, assign its rights and obligations hereunder to another of its offices, branches or affiliates, or otherwise modify its practices relating to the Loans, if, in the reasonable judgment of such Lender, such designation, assignment or modification (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.20 or eliminate any unlawfulness contemplated by Section 2.11 with respect to LIBOR Loans, as the case may be, in the future and (ii) is not otherwise materially disadvantageous to such Lender.

(b) If any Lender requests compensation under Section 2.10 or gives notice regarding Regulatory Changes affecting LIBOR Loans under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Tribunal for the account of any Lender pursuant to Section 2.20, or if any Lender becomes a Defaulting Lender or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Paper that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Majority Lenders has been obtained), then the Borrower may, at its sole expense and effort (except in the case of a Defaulting Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.18), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing L/C Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

2.25. Extensions of Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders, in each case on a pro rata basis (based on the aggregate outstanding principal amounts of the Commitments with a like maturity date) and on the same terms to each such Lender , the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Commitments and otherwise modify the terms of such Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Commitments (and related outstandings)) (each, an “Extension”, and each Commitment, as so extended, as well as the original Commitments (in each case not so extended), being a “tranche”; and any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders,

(ii) except as to interest rates, fees, and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Commitment of any Lender that agrees to an Extension with respect to such Commitment (an “Extended Commitment”; and the Loans thereunder, “Extended Loans”) and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.22(e) and Section 3.4(c) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the maturity date of any non-extended Commitments when there exist Extended Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in from the date of such earlier maturity date on a pro rata basis by all Lenders with Extended Commitments in accordance with their Revolving Percentages, (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of Commitments) of Extended Loans after the applicable Extension date shall be made on a pro rata basis with all other Commitments and (z) at no time shall there be Commitments hereunder (including Extended Commitments and any original Commitments) that have more than two different maturity dates,

(iii) all documentation in respect of such Extension shall be consistent with the foregoing and

(iv) any applicable Minimum Extension Condition shall be satisfied.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or Commitment reductions for purposes of Sections 2.5, 2.9, or 2.13 and (ii) the Borrower shall specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (except as provided below, to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and waivable by the Borrower) of Commitments of any or all applicable tranches be tendered; provided, that in any event, the Minimum Extension Condition shall require that, after giving effect to a particular Extension, a majority of the aggregate Commitments shall constitute Extended Commitments pursuant thereto, and such requirement may not be waived by the Borrower. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.5, 2.9 and 2.13) or any other Loan ~~Document~~Paper that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Commitments (or a portion thereof) and (B) with respect to any Extension of the Commitments (or a portion thereof), the consent of the Issuing L/C Lender and the Swingline Lender, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Agreement, the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan ~~Documents~~Papers with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.25. In addition, if so provided in such amendment and with the consent of the Issuing L/C Lender, participation interests in Letters of Credit expiring on or after the maturity date of any non-extended Commitments when there exist Extended Commitments with a longer maturity date (but in no event later than the date that is five Business Days prior to the later maturity date) in respect of the Commitments shall be re-allocated from Lenders holding non-extended Commitments to Lenders holding Extended Commitments in accordance with the terms of such amendment; provided, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Commitments, be deemed to be participation interests in respect of such Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

2.26. Change of Control. If a Change of Control shall occur, the Borrower shall, within ten days after the occurrence thereof, give each Lender notice thereof, which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section (the “Optional Termination Date”), which date shall not be less than 30 nor more than 60 days after the date of such notice. Each Lender may, by notice to the Borrower and the Administrative Agent given not less than three Business Days prior to the Optional Termination Date, terminate its commitment (if any) to make Loans and to participate in Letter of Credit and Swingline Loans, which shall thereupon be terminated, and declare the Loan held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loan and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case effective on the Optional Termination Date (each Lender giving such notice, an “Exiting Lender”; each other Lender a “Non-Exiting Lender”). Notwithstanding the foregoing, if (a) any condition specified in Section 5.2 cannot be satisfied on the Optional Termination Date or (b) the Available Commitments of the Non-Exiting Lenders ~~is~~are insufficient to permit the ratable reallocation of the Exiting Lenders’ participations in Letters of Credit and Swingline Loans to such Non-Exiting Lenders, such Change of Control shall be deemed to be an Event of Default.

For the purpose of this Section, a “Change of Control” shall be deemed to have occurred if:

(a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan or plans of the Borrower and its Subsidiaries and Affiliates, becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Borrower’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Borrower; or

(b) the individuals who, as of December 31, ~~2011~~2013 constituted the Board of Directors of the Borrower (the “Board of Directors” generally and as of December 31, ~~2011~~2013 the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, or in the case of a merger or consolidation of the Borrower, do not constitute or cease to constitute at least a majority of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity do not constitute or cease to constitute at least a majority of the board of such controlling corporation or do not have or cease to have at least a majority of voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least a majority of voting control of such controlling entity); provided, that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to December 31, ~~2011~~2013, whose election, or nomination for election, was approved by a vote of the persons comprising at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

SECTION 3

LETTERS OF CREDIT

3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing L/C Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing L/C Lender; provided, that the Issuing L/C Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) any Lender’s Revolving Extensions of Credit would exceed such Lender’s Commitment. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above), and subject to the provisions relating to Extended Commitments in Section 2.25.

(b) The Issuing L/C Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing L/C Lender or any L/C Participant to exceed any limits imposed by, any applicable Law.

3.2. Procedure for Issuance of Letter of Credit.

The Borrower may from time to time request that the Issuing L/C Lender issue a Letter of Credit by delivering to the Issuing L/C Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing L/C Lender, and such other certificates, documents and other papers and information as the Issuing L/C Lender may reasonably request. Upon receipt of any Application, the Issuing L/C Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing L/C Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing L/C Lender and the Borrower. The Issuing L/C Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing L/C Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR Loans, shared ratably among the Lenders and payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date after the issuance date. In addition, the Borrower shall pay to the Issuing L/C Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit at a per annum rate to be separately agreed upon between the Borrower and the Issuing L/C Lender, payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing L/C Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing L/C Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4. L/C Participations. (a) The Issuing L/C Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing L/C Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing L/C Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing L/C Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing L/C Lender thereunder. Each L/C Participant agrees with the Issuing L/C Lender that, if a draft is paid under any Letter of Credit for which the Issuing L/C Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing L/C Lender upon demand at the Issuing L/C Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing L/C Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan ~~Document~~Paper by the Borrower, any other Company or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to the Issuing L/C Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing L/C Lender under any Letter of Credit is paid to the Issuing L/C Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing L/C Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing L/C Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing L/C Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing L/C Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing L/C Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) If the maturity date in respect of any tranche of Commitments occurs prior to the expiration of any Letter of Credit, then (A) if one or more other tranches of Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Loans shall be repaid pursuant to Section 2.9 on such maturity date to the extent and in an amount sufficient to permit the reallocation of the L/C Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 3.4) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Commitments in respect of such non-terminating tranches at such time (it being understood that (1) the participations therein of Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (B) to the extent not reallocated pursuant to the immediately preceding clause (A), but without limiting the obligations with respect thereto, the Borrower shall cash collateralize or backstop any such Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the Issuing L/C Lender. If, for any reason, such cash collateral or backstop is not provided or the reallocation does not occur, the Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Loans, the reallocation set forth in clause (A) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (A) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Commitments, the sublimit for Letters of Credit under any tranche of Commitments that has not so then matured shall be as agreed with such Lenders; provided that in no event shall such sublimit be less than the sum of (x) the L/C Obligations of the Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Commitments pursuant to clause (A) of the second preceding sentence above (assuming Loans are repaid in accordance with clause (A)(x)).

(d) Whenever, at any time after the Issuing L/C Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing L/C Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing L/C Lender), or any payment of interest on account thereof, the Issuing L/C Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing L/C Lender shall be required to be returned by the Issuing L/C Lender, such L/C Participant shall return to the Issuing L/C Lender the portion thereof previously distributed by the Issuing L/C Lender to it.

3.5. Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing L/C Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing L/C Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment may be paid using a Loan to the extent otherwise permitted under this Agreement and shall be made to the Issuing L/C Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in

(x) until the Business Day next succeeding the date of the relevant notice, Section 2.7(b) and (y) thereafter, Section 2.7(c).

3.6. Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing L/C Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing L/C Lender that the Issuing L/C Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing L/C Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing L/C Lender. The Borrower agrees that any action taken or omitted by the Issuing L/C Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing L/C Lender to the Borrower.

3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing L/C Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing L/C Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4

REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agents and the Lenders as follows:

4.1. Purpose of Credit Facility; Federal Regulation.

The proceeds of the Loans and the Swingline Loans, and Letters of Credit shall be used for the working capital needs and general corporate purposes of the Companies. The proceeds loaned hereunder will not be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X. No Company is engaged in or will engage, principally or as one of its important activities in the business of extending credit to others for the purpose of purchasing or carrying any Margin Stock.

4.2. Corporate Existence, Good Standing, and Authority.

(a) Each Company is, to the best of the Borrower’s knowledge, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions with respect to existing Guarantor Significant Subsidiaries, being identified on Schedule 4.3 and, with respect to future Guarantor Significant Subsidiaries, being identified in the quarterly reporting as required by Section 6.3(k)).

(b) Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company (i) is duly qualified to transact business and is in good standing as a foreign corporation or other organization in each jurisdiction where the nature and extent of its business and properties require the same, and (ii) possesses all requisite authority, power, licenses, permits, and franchises to own and operate its property and to conduct its business as is now being, or is contemplated herein to be, conducted.

(c) Each Loan Party possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers to which it is a party, and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Papers to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement, except where failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) No consent or authorization of, filing with, notice to or other act by or in respect of any Person or Tribunal is required in connection with this Agreement, the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Papers, except consents, authorizations, filings and notices (i) which have been obtained or made and are in full force and effect or (ii) the failure of which to obtain or make, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3. Guarantor Significant Subsidiaries.

Except as provided in the last sentence of this Section, Schedule 4.3 sets forth all existing Guarantor Significant Subsidiaries of the Borrower and correctly lists, as to each Guarantor Significant Subsidiary, (a) its name and (b) its jurisdiction of organization. Except as provided in the last sentence of this Section, the shares of capital stock of each Guarantor Significant Subsidiary owned by the Borrower (either directly or indirectly through another Subsidiary) as set forth on Schedule 4.3 are the duly authorized, validly issued, fully paid, and nonassessable shares of such Guarantor Significant Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens. Any future Guarantor Significant Subsidiaries will be included in the quarterly reporting as required by Section 6.3(k).

4.4. Financial Statements; No Change.

(a) The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are required to be reflected in the Current Financials but are not reflected therein. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities.

(b) Since December 31, 2011 through the Restatement Effective Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.5. Compliance with Laws, Charter, and Agreements.

No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws, including the Patriot Act, or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of its bylaws, charter or other organizational or governing document.

4.6. Litigation.

Except as described in the Borrower’s SEC filings, or as otherwise disclosed to the Lenders, no Company is aware of any Material Litigation, and there are no Material outstanding or unpaid judgments against any Company. “Material” for purpose of this Section 4.6 in relation to Litigation would include any actions or proceedings pending or threatened against any Company before any court or Tribunal as to which there is a reasonable possibility of an adverse determination seeking damages, net of insurance proceeds to the Company, in excess of the greater of $250,000,000 or 1% of Consolidated Net Worth in the aggregate, or which might result in any Material Adverse Effect.

4.7. Taxes.

All Tax returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all Taxes imposed upon each Company which are shown to be due and payable thereon have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves.

4.8. Environmental Matters.

No Company’s ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company’s assets which could result in a Material Adverse Effect. None of any Company’s assets have been used by such Company or, to the Borrower’s knowledge, any other Person as a dump site for any Hazardous Substance except where such use would not reasonably be expected to have a Material Adverse Effect.

4.9. Employee Benefit Plans.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) no Plan has failed to comply with any provisions of the Code or ERISA (and the applicable regulations under either) or with the terms of such Plan; (b) no Plan has failed to meet the minimum funding standards (within the meaning of section 412 of the Code or section 302 or ERISA) applicable to such Plan, whether or not waived, no application for a waiver of the minimum funding standard with respect to any Plan has been filed pursuant to section 412(c) of the Code or section 302(c) of ERISA, and no Plan has received a determination that it is, or is expected to be, in a “at risk” status (within the meaning of section 430 of the Code or section 303 of ERISA; (c) no Company or ERISA

Affiliate has incurred, or reasonably expects to incur, liability to the PBGC in connection with any Plan; (d) no Company or ERISA Affiliate has withdrawn in whole or in part from participation in a Plan or Multiemployer Plan or received notice from any Multiemployer Plan with respect to the imposition of Withdrawal Liability or that such Multiemployer Plan is, or is expected to be Insolvent, in Reorganization, “terminated” (within the meaning of section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of section 432 of the Code or section 305 of ERISA); and (e) to the best of the Borrower’s knowledge, no non-exempt Prohibited Transaction and no Reportable Event has occurred, and no insured medical plan sponsored by any Company for any current or former employee(s) has failed to satisfy the non-discrimination requirements of section 105 of the Code.

4.10. Properties; Liens.

Each Company has good and marketable title (except for Permitted Liens) to its property reflected on the Current Financials as being owned (except for (a) dispositions of property subsequent to the date of the Current Financials and prior to the Restatement Effective Date, in the ordinary course of business or (b) dispositions of property following the Restatement Effective Date, otherwise permitted hereunder). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.

4.11. Investment Company Status.

No Loan Party is (a) a “public utility” within the meaning of the Federal Power Act, as amended, (b) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (c) an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or (d) directly subject to the jurisdiction of the Federal Communications Commission or any public service commission.

4.12. Transactions with Affiliates.

Except as disclosed on Schedule 4.12, no Company is a party to a Material transaction with any of its Affiliates (a) prior to the Restatement Effective Date other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate and other than transactions between or among entities each of which is either the Borrower or a Wholly Owned Subsidiary or (b) after the Restatement Effective Date in violation of Section 7.6. For purposes of this Section 4.12, such transactions are “Material” if they, individually or in the aggregate, require any Company to pay more than the greater of $250,000,000 or 1% of Consolidated Net Worth over the course of such transactions.

4.13. Leases.

All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder which could result in a Material Adverse Effect.

4.14. Labor Matters.

There are no actual or, to the Borrower’s knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by any Company’s employees, the effect of which would have a Material Adverse Effect.

4.15. Insurance.

Each Company maintains with financially sound insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and against such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 4.15.

4.16. Solvency.

The Companies, collectively, are, and after giving effect to the transactions contemplated under the Loan Papers will be, Solvent.

4.17. Business.

The business of the Borrower as conducted on the Restatement Effective Date~~,~~ is set forth on Schedule 4.17. The business of the Borrower, as proposed to be conducted is set forth in Section 7.9.

4.18. General.

All writings exhibited or delivered to the Agents by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.

4.19. No Default.~~.~~ No Company is in default under or with respect to any Material Agreement to which it is a party in any respect that could reasonably be expected to have a Material Adverse Effect. On each date on which an extension of credit is made hereunder, no Default or Event of Default shall have occurred and be continuing or would result from the making of such extension of credit.

4.20. OFAC; Anti-Corruption Laws.~~. No~~ (a) None of any Company nor, in each case to the knowledge of the Borrower, any director, officer, ~~agent,~~ employee ~~or~~, controlled Affiliate of the Borrower or any Subsidiary, or any agent of the Borrower that will act in any capacity in connection with or benefit from any facility established hereby, nor any other Person of which the Borrower owns 50% or more of the issued and outstanding equity interests, is ~~currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (it being understood that a person is not considered to be the subject of such a sanctions program simply because it has been fined for a violation thereof)~~a Sanctioned Person; and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person (including, without limitation, any Investment permitted pursuant to Section 7.5), for the purpose of financing the activities of, transactions with or acquiring an interest in any Person currently the subject of any ~~U.S. s~~Sanctions ~~program administered by OFAC~~, except to the extent licensed or otherwise approved by OFAC or not in violation of Anti-Corruption Laws, in each case, as applicable.

(b) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Agreement will violate Anti-Corruption Laws.

SECTION 5

CONDITIONS PRECEDENT.

5.1. Restatement Effective Date.

~~The occurrence of the Restatement Effective Date is subject to the receipt by the Administrative Agent of all of the following in form and substance satisfactory to the Administrative Agent and its special counsel:~~

The following conditions were satisfied as of April 6, 2012:

(a) Loan Papers. (i) This Agreement, executed and delivered by the Administrative Agent and the Borrower and (ii) a confirmation with respect to the Guarantee Agreement, executed and delivered by each Guarantor and (iii) the Current Financials.

(b) Secretary’s Certificates. A certificate dated as of the date hereof, substantially in the form of Exhibit H, executed and delivered by each Loan Party, certifying that (i) attached is a true, correct, and complete copy of (A) such Loan Party’s charter, certified by the appropriate state official and dated a Current Date, (B) such Loan Party’s bylaws, and (C) resolutions of such Loan Party’s board of directors authorizing the execution and delivery of each Loan Paper to which such Loan Party is a party and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of such Loan Party.

(c) Good Standing, Existence, and Authority. Certificates (dated a Current Date) relating to each Loan Party’s existence, good standing, and authority to transact business issued by appropriate state officials.

(d) Opinions of Borrower’s Counsel. The favorable opinions, dated the Restatement Effective Date and substantially in the form of Exhibit B of:

(i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Borrower; and

(ii) Stacey Goff, Executive Vice President, General Counsel and Corporate Secretary of the Borrower; and

(iii) Art Saltarelli, Associate General Counsel of the Borrower concerning QSC.

(e) Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance, as of the Restatement Effective Date, with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

(f) Fees and Expenses. Payment from the Borrower of all fees then due the Agents, the Lead Arrangers, the Lenders, and counsel to the Lead Arranger and Administrative Agent pursuant to this Agreement or any other agreement.

(g) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the 2009, 2010 and 2011 fiscal years and (ii) audited consolidated financial statements for each of QCII and Savvis and their respective subsidiaries for the 2009 and 2010 fiscal years.

(h) Solvency Certificate. The Lenders shall have received a certificate from the chief financial officer of the Borrower certifying that each Loan Party is, and after giving effect to this Agreement and the incurrence of all Debt and obligations being incurred in connection herewith, will be and will continue to be, Solvent.

(i) Ratings. The Borrower shall have obtained Senior Unsecured Long-Term Debt Ratings from each of Moody’s and S&P.

(j) Patriot Act. The Lenders shall have received, with respect to such documents and other information requested in writing at least five business days prior to the Restatement Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(k) Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request.

5.2. Each Revolving Extension of Credit.

In addition, the Lenders will not be obligated to fund any Loan and the Issuing L/C Lender shall not be obligated to issue any Letter of Credit unless at the time of such funding or issuance (a) the representations and warranties made in the Loan Papers (other than pursuant to Section 4.4(b), which representation shall only be made as of the date of the initial extension of credit) are true and correct in all material respects at such time (except that (i) any representations and warranties that speak to a specific date shall be true and correct in all material respects as of such specific date and (ii) any representations and warranties that are qualified by “Material Adverse Effect” or other materiality language shall be true and correct in all respects at such time), (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding or issuance of such Loan or Letter of Credit is permitted by Law, and (d) if requested by the Administrative Agent or the Majority Lenders, the Borrower shall have delivered to the Administrative Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or Letter of Credit.

Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 shall have been satisfied.

5.3. Materiality of Conditions.

Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

5.4. Waiver of Conditions.

Subject to the provisions of Section 11.14, the Majority Lenders may elect to fund any Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Loan, unless the Majority Lenders (or, if required by Section 11.14, all Lenders) specifically waive each such item in writing.

SECTION 6

AFFIRMATIVE COVENANTS.

So long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower covenants and agrees with the Agents and the Lenders as follows:

6.1. Use of Proceeds.

Proceeds of Loans advanced hereunder shall be used only as represented herein.

6.2. Books and Records.

Each Company shall maintain, in accordance with GAAP, proper and complete books, records, and accounts which are necessary to prepare the financial statements required to be delivered hereunder.

6.3. Items to be Furnished.

The Borrower shall cause the following to be furnished to the Administrative Agent and each Lender (through the Administrative Agent):

(a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of the Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by (i) the opinion of KPMG LLP (or another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Lenders), based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Administrative Agent, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.

(b) Promptly after preparation, and no later than 45 days after the last day of each of the first three quarters of each fiscal year of the Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

(c) Promptly after preparation (and no later than the later of 15 days (a) after such filing is due or (b) after timely filing, if filed with the SEC), true copies of all regular and periodic reports, proxy statements and filings on Form 8-K furnished by or on behalf of any Company to stockholders generally or filed with the SEC. However, only registration statements covering more than 2% of the Borrower’s outstanding shares of common stock shall be required to be furnished unless specifically requested by the Administrative Agent.

(d) Promptly upon receipt thereof, copies of any notices received from any Tribunal (including, without limitation, state regulatory agencies) relating to the possible violation or violation of any Law which might have a Material Adverse Effect.

(e) Notice, promptly after the Borrower knows or has reason to know of, (i) the existence of any material Litigation as defined in Section 4.6, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, or (iii) a Default or Event of Default, specifying the nature thereof and what action the Borrower or any other Company has taken, is taking, or proposes to take with respect thereto.

(f) Notice, promptly after the Borrower knows or has reason to know of, a Subsidiary Encumbrance, as defined in Section 7.14(b), except with respect to Permitted Refinancing Debt.

(g) Within 10 days after execution thereof, copies of any supplements, modifications or amendments to the Equity Units documentation.

(h) Promptly upon the Administrative Agent’s or any Lender’s reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.

(i) Promptly following receipt thereof, copies of any documents described in sections 101(k) or 101(l) of ERISA that any Company or any ERISA Affiliate may request with respect to any Multiemployer Plan or documents described in Section 101(f) of ERISA that any Company or any ERISA Affiliate may request with respect to any Plan; provided, that if the Companies or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Companies and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(j) Notice, promptly after any Company or ERISA Affiliate knows or has reason to know of, (i) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (ii) the failure of any Plan to meet the minimum funding standards (within the meaning of Section 412 of the Code or section 302 of ERISA) applicable to such Plan (whether or not waived), the filing pursuant to section 412(c) of the Code or section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, or the receipt by any Plan of a determination that it is, or is expected to be in “at risk” status (within the meaning of section 430 of the Code or Section 303 of ERISA; (iii) the incurrence by any Company or ERISA Affiliate of liability to the PBGC in connection with any Plan; (iv) the withdrawal (in whole or in part) by any Company or ERISA Affiliate from participation in a Plan or Multiemployer Plan or receipt by any Company or ERISA Affiliate of notice from any Multiemployer Plan with respect to the imposition of Withdrawal Liability or that such Multiemployer Plan is, or is expected to be Insolvent, in Reorganization, “terminated” (within the meaning of section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of section 432 of the Code or section 305 of ERISA); (v) the occurrence of a non-exempt Prohibited Transaction or a Reportable Event (excluding any Reportable Event that occurs solely as a result of the consummation of this Agreement); or (vi) the failure of any insured medical plan sponsored by any Company for any current or former employee(s) to satisfy the non-discrimination requirements of section 105 of the Code.

(k) Concurrently with the delivery of any Financial Statements pursuant to clause (a) or (b) above, a list of the Guarantor Significant Subsidiaries as of the last day of the relevant fiscal period.

(l) Notice, promptly after the Borrower knows or has reason to know of the acquisition of one or more Excluded Specified Subsidiaries.

Financial statements, opinions of independent certified public accountants, other information and officers’ certificates required to be delivered by the Borrower pursuant to Sections 4.4 and 6.3 shall be deemed to have been delivered if any of the following, to the extent applicable, are satisfied: (i) such financial statements satisfying the requirements of Sections 4.4 and 6.3 and related certificate satisfying the requirements of Section 6.3 are delivered to the Lenders by e-mail, (ii) the Borrower shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 6.3 as the case may be, with the SEC on “EDGAR” and shall have made such form and the related certificate satisfying the requirements of Section 6.3 available on the Investor Relations portion of its home page on the worldwide web (at the ~~Restatement~~First Amendment Effective Date located at http://www.centurylink.com), (iii) such financial statements satisfying the requirements of Section 6.3 are timely posted by or on behalf of the Company on SyndTrak Online, IntraLinks or on any other similar website to which each Lender has free access or (iv) the Borrower shall have filed any of the items referred to in Section 6.3 with the SEC on “EDGAR” and shall have made such items available on the Investor Relations portion of its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Borrower on IntraLinks or on any other similar website to which each Lender has free access; provided, however, that upon request of any Lender, the Borrower will thereafter deliver written copies of such forms, financial statements, other information and certificates to such Lender.

6.4. Inspection.

The Borrower shall allow the Administrative Agent and each Lender, when the Administrative Agent or such Lender reasonably deems necessary, at such Lender’s own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of any Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.

6.5. Taxes.

The Borrower shall promptly pay, or cause to be paid, when due any Taxes of each Company, except those which if unpaid would not have a Material Adverse Effect, Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which the Borrower shall have, to the extent required by GAAP, set aside on its books, or caused to be set aside on the books of the relevant Company, adequate reserves. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

6.6. Payment of Obligations.

Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due except those being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves, but no Company will make any voluntary prepayment of the principal of any Funded Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.

6.7. Expenses.

The Borrower shall promptly pay (a) all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Administrative Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Administrative Agent in connection with the syndication, negotiation, preparation, delivery, execution and administration of the Loan Papers and any related amendment, waiver, or consent); and (b) all reasonable and customary out-of-pocket costs, fees and expenses paid or incurred by the Administrative Agent and any of the Lenders in connection with the enforcement of the obligations of any Company or the exercise of any Rights (including, but not limited to, reasonable attorneys’ fees and expenses and court costs), all of which shall be a part of the Obligation. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

6.8. Maintenance of Existence, Assets, Business, and Insurance.

Except as permitted by Section 7.4, each Company shall at all times (a) maintain its corporate existence and authority to transact business, (b) maintain its good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (c) maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (d) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto, where the failure to so keep and repair could reasonably be expected to have a Material Adverse Effect, and (e) maintain either (i) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (ii) a comparable self-insurance program.

6.9. Preservation and Protection of Rights.

Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Administrative Agent may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Agents or the Lenders under any Loan Paper.

6.10. Environmental Laws.

Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws in all material respects.

6.11. Environmental Indemnification.

The Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys’ fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company’s generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for a period of time set forth in the statute of limitations in any applicable Environmental Law.

6.12. Designation of Unrestricted Subsidiaries.~~.~~ The board of directors of the Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided, that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Loan Parties shall be in compliance, on a pro forma basis, with the covenants set forth in Section 7.14 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) no Guarantor may be designated as an Unrestricted Subsidiary, (d) no Unrestricted Subsidiary may at any time ~~G~~guarant~~y~~ee any Funded Debt of any Company, (e) no Unrestricted Subsidiary that has been designated as a Subsidiary may be subsequently designated as an Unrestricted Subsidiary and (f) Qwest Corporation may not be designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Subsidiary therein at the date of designation in an amount equal to the net book value of such Person’s investment therein. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Debt of such Subsidiary existing at such time.

6.13. Additional Guarantors.~~.~~ With respect to any Person that becomes a Wholly Owned Subsidiary that is a Guarantor Significant Subsidiary after the Restatement Effective Date (which for purposes of this Section shall exclude any Unrestricted Subsidiary, any Excluded Regulated Subsidiary and any Excluded Specified Subsidiary, in each case unless such Subsidiary ceases to qualify as such) or any Company that either (i) enters into a Guaranty with respect to Funded Debt of the Borrower or (ii) becomes jointly and severally liable for the Funded Debt of the Borrower, to promptly (a) cause such Person or Company, as the case may be, to become a party to the Guarantee Agreement and (b) deliver to the Administrative Agent satisfactory legal opinions and other documentation comparable to the documentation delivered in respect of the Guarantors on the Restatement Effective Date. Additionally, the Borrower may, in its sole discretion, add any Subsidiary as a Guarantor under this Agreement by causing such Subsidiary to comply with subsections (a) and (b) above.

6.14. Guarantor Release.~~.~~ In the event that the Borrower obtains a Debt Rating of at least Baa3 (or the equivalent) by Moody’s and a Debt Rating of at least BBB- (or the equivalent) by S&P (in each case, with at least stable outlook), each Guarantor shall cease to be a Guarantor under this Agreement and any other Loan Papers (notwithstanding anything to the contrary herein) and the Borrower’s obligations under Section 6.13 shall cease, provided that at such time the ~~aggregate principal amount (without duplication) of (i) all Debt of the Borrower or any of its Subsidiaries secured by Liens permitted by clause (b), (c), (j), (k), (r) (to the extent such Liens are incurred pursuant to clause (r) by a Loan Party in favor of a party that is not a Loan Party), (s), (t), (w), (x), (y) or (aa) of the definition of “Permitted Liens” plus (ii) all Funded Debt of Subsidiaries of the Borrower, whether or not secured (but without duplication), does not exceed 15% of Consolidated Tangible Assets determined as of the end of the most recent fiscal quarter for which Financial Statements of the Borrower and its Subsidiaries are available.~~Borrower is in compliance with Section 7.15(b).

6.15. Compliance with Anti-Corruption Laws, Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions to the extent such Anti-Corruption Laws and Sanctions are applicable to the respective business or operations of the Borrower or its Subsidiaries.

SECTION 7

NEGATIVE COVENANTS.

So long as Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower covenants and agrees with the Agents and the Lenders as follows:

7.1. Employee Benefit Plans.

No Company or ERISA Affiliate will, directly or indirectly, if it would have a Material Adverse Effect, (a) engage in any non-exempt Prohibited Transaction, (b) permit any failure of the minimum funding requirements under the Code or ERISA with respect to any Plan or fail to make any required contribution to a Multiemployer Plan, (c) permit any Plan to be subject to involuntary termination proceedings, (d) permit any Plan to fail to comply with any provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (e) fully or partially withdraw from any Plan or Multiemployer Plan; or (f) permit any insured medical plan sponsored by such Company on behalf of any current or former employee(s) to fail to satisfy the non-discrimination requirements of section 105 of the Code.

7.2. Liens.

Neither the Borrower nor any of its Subsidiaries will create, incur or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon its assets unless the Obligations then outstanding shall be secured by such Lien equally and ratably with any and all obligations and indebtedness secured by such Lien. For purposes of this Section 7.2, any liens securing the senior term loan facility between the Borrower and CoBank, ACB or any refinancing thereof or any agreement that has the effect of re-evidencing, replacing or refinancing the Debt originally incurred thereunder shall not constitute Permitted Liens.

7.3. Restricted Payments.

The Borrower will not directly or indirectly make or declare any Restricted Payment unless no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment.

7.4. Mergers and Consolidations.

No Company will merge or consolidate with any Person other than:

(a) any merger or consolidation where the Borrower (or another Company, if the Borrower is not a party thereto) is the surviving corporation;

(b) any merger of any Subsidiary into another Company;

(c) any merger of a Subsidiary into another Person (other than the Borrower) if after such merger the surviving entity becomes a Subsidiary;

(d) any sale of assets permitted by Section 7.7 that is structured as a merger or consolidation;

(e) any Subsidiary that is not a Guarantor Significant Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and

(f) any Subsidiary may merge into any other Person to the extent the transaction constitutes an Investment permitted by Section 7.5;

provided, that in any such case, immediately after such merger or consolidation there shall not exist any Default or Event of Default.

7.5. Loans, Advances, and Investments.

Except as permitted by Section 7.4(b), no Company will make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person (all of the foregoing, “Investments”), other than:

(a) Investments as of the ~~Restatement~~First Amendment Effective Date;

(b) Acquisitions;

(c) expense accounts for and other loans and advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time;

(d) (i) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (ii) commercial paper rated A-2 or better by Moody’s or P-2 or better by S&P; (iii) certificates of deposit, time deposits and banker’s acceptances which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, and which certificates of deposit have one of the two highest ratings from Moody’s or S&P, unless the Borrower has a written commitment to borrow funds from such commercial bank; (iv) repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) in case of any foreign Subsidiary, (A) marketable direct obligations issued by, or unconditionally guaranteed by, sovereign nation in which such Person is organized and is conducting business or issued by any agency of such sovereign nation and backed by full faith and credit of such sovereign nation, in each case maturing within one year from date of acquisition, so long as indebtedness of such sovereign nation is rated at least A by S&P, A2 by Moody’s or A mid by Dominion Bond Rating Service Limited or carries an equivalent rating from a comparable foreign rating agency~~,~~ or (B) investments of type and maturity described in (ii) through (iv) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies ~~or (C) any other Investments made in compliance with Cash Management Investment Policy of cash management group of QCII and its Subsidiaries with respect to cash investments, substantially as in effect on the Restatement Effective Date or as amended in any manner which does not materially increase risk profile of investments permitted thereunder taken as a whole;~~;

(e) time deposits, banker’s acceptances or certificates of deposit issued by any of the Lenders;

(f) investments having one of the two highest ratings from Moody’s or S&P;

(g) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business;

(h) (i) loans, investments and capital contributions from any Company to any other Company, provided that any such loans, investments ~~by any Company in any other Company,~~and capital contributions ~~by~~from any Company to ~~any other Company, and~~an Excluded Specified Subsidiary shall be (x) solely in the form of loans made in connection with cash management activities in the ordinary course of business and (y) transfers for accounting and tax planning purposes in the ordinary course of business and (ii) Guaranties by any Company of the Debt of any other Company, provided that neither the Borrower nor any of its Subsidiaries (other than the applicable Excluded Specified Subsidiary) shall guarantee Excluded Specified Debt;

(i) investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A.M. Best Company (as reported in Best’s Insurance Reports) of at least A+; provided, however, that if such Person’s financial rating is downgraded to less than A+, then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least A+, (ii) such cash value life insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph (m) of this Section 7.5;

(j) the purchase of equity or debt securities of any Company, including the Borrower (but, in the case of equity securities of the Borrower, only to the extent permitted by Section 7.3);

(k) investments in capital stock or securities of or loans to or Guaranties of the Debt (including Permitted Priority Debt) of any Person engaged in the same or similar line of business as set forth on Schedule 4.17 hereto (or any reasonable extensions or expansions thereof) (i) in which a Company possesses (or will possess after such investment) an equity ownership interest in such Person or (ii) secured by the Borrower’s interest in such business;

(l) in the ordinary course of business, investments in the capital stock of the Rural Telephone Bank, CoBank, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow;

(m) Guaranties of the Debt of the Borrower’s employee stock ownership plan;

(n) investments in readily marketable money market funds registered under the Investment Company Act of 1940 with an investment policy to hold at least 90% of its assets in cash and securities of a type described in subsections (d), (e) and (f) of this Section 7.5;

(o) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(p) investments consisting of non-cash consideration with respect to the sale of assets permitted by Section 7.7;

(q) any acquisition of stock or assets to the extent that the consideration is paid in the capital stock of the Borrower;

(r)(i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements, (ii) foreign exchange contracts, currency swap agreements, futures contracts, option contracts, synthetic caps or other similar agreements or arrangements, in each case designed to hedge against fluctuations in interest rates or currency values, respectively, or (iii) collars, caps, spreads and other similar agreements or arrangements, in each case designed to hedge against the total cost and consideration for the conversion of equity linked Debt;

(s) acquisition of in-region wirelines as part of capital expenditures program;

(t) auction rate securities owned by QCII and its Subsidiaries on the ~~Restatement~~First Amendment Effective Date; and

(u) any loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value), net of any cash return representing return of capital in respect of any such investment or any cash repayment of any such loans, advances or ~~G~~guarantees (to the extent funded); provided, however, that the aggregate amount at any time of such loans or advances to, Guaranties of, or investments in any joint venture that is not a Domestic Person, including any such joint venture that qualifies as a Subsidiary, shall not exceed $750,000,000 (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value), net of any cash return representing return of capital in respect of any such investment or any cash repayment of any such loans or advances or ~~G~~guarantees (to the extent funded);

provided, that this Section 7.5 shall not restrict the investment by any Company of assets held or managed under any Plan.

7.6. Transactions with Affiliates.

No Company will enter into any material transaction with any of its Affiliates, other than (a) transactions between or among entities each of which is either the Borrower or a Wholly Owned Subsidiary (other than an Excluded Specified Subsidiary), (b) in the case of a transaction between (i) the Borrower and a Subsidiary ~~that is owned by the Borrower or between~~(other than an Excluded Specified Subsidiary) that is not a Wholly Owned Subsidiary, (ii) Subsidiaries (other than Excluded Specified Subsidiaries) one or both of which is not ~~directly or indirectly wholly-owned by the Borrower~~a Wholly Owned Subsidiary or (iii) between Excluded Specified Subsidiaries, in the case of each of (i), (ii) and (iii), if the Borrower has determined that such transaction is in the best interests of the Borrower, ~~and~~ (c) in the case of any other transaction between a Company and (i) a Person that is not a Company~~,~~ (such transaction~~s~~ in the ordinary course of business ~~and~~) or (ii) an Excluded Specified Subsidiary, upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate; provided that the covenants in this Section 7.6 shall not apply to any transaction between a Company and an Affiliate that is an Affiliate of the Company solely by virtue of the Company’s ownership interest in such Affiliate so long as no other Affiliate that is not also a Company owns any interests in such Affiliate, (d) the incurrence of Debt by an Excluded Specified Subsidiary from the Borrower or a Subsidiary and (e) material transactions otherwise permitted under this Agreement. For purposes of this Section 7.6, such transactions are “material” if they, individually or in the aggregate, require any Company to pay more than the greater of $250,000,000 or 1% of Consolidated Net Worth over the course of such transactions.

7.7. Sale of Assets.

No Company will sell, lease, or otherwise dispose of all or any substantial part of its assets (including a sale by merger of a Subsidiary with or into another Person) other than:

(a) sales of inventory or investments permitted under Section 7.5(d), (e), (f) and (n) in the ordinary course of business;

(b) sales of equipment for a fair and adequate consideration or disposal of obsolete or worn out equipment; provided, that if any such equipment is sold or otherwise disposed of, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment;

(c) the exchange of assets for assets in a Permitted Line of Business (including securities of an entity that owns assets) of equal or greater value;

(d) the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection;

(e) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” made in connection with a Qualified Receivables Transaction (provided that if at any time the aggregate principal amount of all Qualified Receivables Transactions exceeds $150,000,000, the Borrower shall permanently reduce the Total Commitments by the amount of such excess);

(f) sales of assets from one Company to another Company;

(g) dispositions of assets pursuant to sale and leaseback transactions so long as, after giving effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Attributable Debt of the Companies shall not exceed the greater of $250,000,000 or 1% of Consolidated Tangible Assets;

(h) other dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions); provided, that the Companies shall, within the period of 365 days following the consummation of each such transaction, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such disposition of assets to either (x) make Eligible Reinvestments or (y) permanently reduce the Total Commitments; and

(i) to the extent not already permitted by another subsection of this Section 7.7, sales, transfers and other dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions) that are not permitted by clauses (a) through (h) above; provided, that the cumulative consideration for all assets sold, transferred or otherwise disposed of in reliance on this clause (i) shall not exceed $200,000,000 or 2- 1⁄2% of the Consolidated Total Assets of the Companies (measured as of the last day of the most recent fiscal quarter for which the relevant financial information is available), whichever is greater, in the aggregate, net of Eligible Reinvestments.

7.8. Compliance with Laws and Documents; Use of Proceeds.

(a) No Company will violate the provisions of any Laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Administrative Agent a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.

(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case in any material respect, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.9. New Businesses.

No Company will engage in any material business other than the businesses in which it is presently engaged or businesses related thereto, as described on Schedule 4.17; provided, that the Borrower and its Subsidiaries may engage in lines of business not described on Schedule 4.17 to the extent the aggregate value of assets contributed to such lines of business, at the time of such contribution, does not exceed 10% of Consolidated Tangible Assets as of the end of any final quarter for which Financial Statements of the Borrower and its Subsidiaries are available.

7.10. Assignment.

No Loan Party will assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

7.11. Fiscal Year.

The Borrower will not change its fiscal year without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld).

7.12. Investment Company Status.

No Loan Party will conduct its business in such a way that it will become (a) a “public utility” within the meaning of the Federal Power Act, as amended, (b) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (c) an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

7.13. Reserved

7.14. Financial Covenants.

(a) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Consolidated Total Funded Debt to Consolidated EBITDA of the Companies to exceed 4.00 to 1.0.

(b) As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Consolidated EBITDA of the Companies to the sum of (i) consolidated interest expense of the Companies

(less any non-cash amounts attributable to amortization of financing costs paid in a previous period) and (ii) dividends declared or paid by any Company (other than to another Company) on its preferred capital stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice) to be less than 1.50 to 1.0.

For purposes of this Section 7.14(b), Consolidated EBITDA and interest expense of any Subsidiary which is subject to any Subsidiary Encumbrance, shall be reduced to the extent such Subsidiary is restricted by the Subsidiary Encumbrance. As used in this Section 7.14(b), “Subsidiary Encumbrance” shall mean, so long as a default has occurred and is continuing under the agreement creating such encumbrance or restriction, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Debt owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any of the Borrower’s Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions (A) existing on the ~~Restatement~~First Amendment Effective Date (or any Permitted Refinancing Debt with respect thereto so long as such encumbrances or restrictions are no more restrictive than those contained in the debt being refinanced), (B) arising in connection with loans made to any Company by the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank, or similar lenders such as the Rural Telephone Finance Cooperative, or (C) now existing or hereafter arising under or by reason of either (x) applicable Law or (y) this Agreement and the other Loan Papers.

(c) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Qwest Total Funded Debt to EBITDA of Qwest Corporation and its Subsidiaries (the “QC Leverage Ratio”) to exceed 2.85 to 1.0.

(d) The Borrower shall not permit Qwest Corporation or any of its Subsidiaries to incur any Funded Debt (other than Permitted Refinancing Debt) unless, and only to the extent that, after giving effect to any incurrence of such Funded Debt, the pro forma QC Leverage Ratio does not exceed 2.35 to 1.0.

Further, for purposes of this Section 7.14 Consolidated Total Funded Debt shall include any Company’s Guaranty of Funded Debt of any Person other than another Company or the Borrower’s employee stock ownership plan. For the first four quarters following any Acquisition, calculations under this Section 7.14 shall be made on a pro forma basis as if the properties acquired in connection with such Acquisition were properties of the Companies during the period of calculation. For the avoidance of doubt, Excluded Specified Subsidiaries are to be included for the purposes of calculating the financial covenants set forth in this Section 7.14.

7.15. Priority Debt.

(a) ~~The~~At all times prior to the time that the Guarantors are permitted to be released from their Guarantee Agreements pursuant to Section 6.14, the Borrower shall not at any time permit the aggregate principal amount (without duplication) of (i) all Funded Debt of the Borrower or any of its Restricted Subsidiaries secured by Liens permitted by clause (b), (c), (j), (k), (r) (to the extent such Liens are incurred pursuant to clause (r) by a Loan Party in favor of a party that is not a Loan Party), (s) (to the extent replacing a Lien permitted pursuant to a different clause of the definition of “Permitted Liens” listed in this Section 7.15(a)), (t), (w), (x), (y), or (aa) of the definition of “Permitted Liens” plus (ii) all Funded Debt of Subsidiaries of the Borrower, whether or not secured (in the case of both clause (i) (other than Debt of Guarantors) and clause (ii), other than any Permitted Priority Debt) to exceed ~~10~~15% of

Consolidated Tangible Assets determined as of the end of the most recent fiscal quarter for which Financial Statements of the Borrower and its Subsidiaries are available.

(b) In the event that the Guarantors ~~cease to be~~are permitted to be released from their Guarant~~ors~~ee ~~under this~~ Agreements ~~and the other Loan Papers~~ pursuant to Section 6.14, the Borrower shall not at any time thereafter permit the aggregate principal amount (without duplication) of (i) all Funded Debt of the Borrower or any of its Subsidiaries secured by Liens permitted by clause (b), (c), (j), (k), (r) (to the extent such Liens are incurred pursuant to clause (r) by a Loan Party in favor of a party that is not a Loan Party), (s), (t), (w), (x), (y), or (aa) of the definition of “Permitted Liens” plus (ii) all Funded Debt of Subsidiaries of the Borrower, whether or not secured, to exceed ~~15~~20% of Consolidated Tangible Assets determined as of the end of the most recent fiscal quarter for which Financial Statements of the Borrower and its Subsidiaries are available; provided that if the Borrower fails to meet its obligations under clause (i) and clause (ii) of this Section 7.15(b), it shall have the right, by notice to the Administrative Agent, to reinstate as Guarantors all Persons then constituting Guarantors as defined herein (and thereafter Section 6.13 shall again be in effect) , at which time it shall no longer have to comply with its obligations under clause (i) and clause (ii) of this Section 7.15(b).

SECTION 8

DEFAULT

The term “Event of Default” means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided, that, if any such event occurs and the Lenders or Majority Lenders, as required by the provisions of Section 11.14, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):

8.1. Payment of Obligation.

The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower’s failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower’s control, shall not be deemed an Event of Default so long as such failure to pay is promptly corrected.

8.2. Covenants.

(a) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Section 6.3(e)(iii) or Section 7.

(b) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 30 days after notice from the Administrative Agent to the Borrower.

8.3. Debtor Relief.

The Companies shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Agents or the Lenders granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

8.4. Attachment.

The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) equal to or more than $250,000,000 or 1% of Consolidated Net Worth, whichever is greater.

8.5. Payment of Judgments.

Any Company fails to pay any judgments or orders for the payment of money in excess of the greater of $250,00,000 or 1% of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.

8.6. Default Under Other Agreements.

A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 2% of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment. For the purposes of this paragraph, a default by any Company in the payment of any obligation at its stated maturity date (taking into account any applicable cure period) shall be deemed to have caused such obligation to become due prior to such stated final maturity.

8.7. Misrepresentation.

The Administrative Agent or any Lender discovers that any statement, representation, or warranty in the Loan Papers, any Financial Statement of the Borrower, or any writing ever delivered to the Administrative Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made, deemed made or delivered in any material respect.

8.8. ERISA.

Any one or more of the following shall have occurred and be continuing: (a) the failure of any Plan to comply with any provisions of ERISA and/or the Code or with the terms of such Plan, (b) any non-exempt Prohibited Transaction, (c) any Reportable Event, (d) the failure of any Plan to satisfy the minimum funding standards (within the meaning of section 412 of the Code or section 302 of ERISA) applicable to such Plan, whether or not waived, or a filing pursuant to section 412(c) of the Code or section 302(c) of ERISA of an application for a waiver of the minimum funding standards with respect to any Plan, (e) a determination that any Plan is, or is expected to be in “at risk” status (within the meaning of section 430 of the Code or section 303 of ERISA), (f) the appointment of a trustee by a United States district court to administer any Plan or the institution by the PBGC of proceedings to terminate any Plan,

(g) the incurrence by any Company or any ERISA Affiliate of liability under Title IV of ERISA with respect to the termination of any Plan, (h) the incurrence by any Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (i) the receipt by any Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that any Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, “terminated” (within the meaning of section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of section 432 of the Code or section 305 of ERISA), or (j) the failure of any insured medical plan sponsored by any Company on behalf of any current or former employee(s) to satisfy the non-discrimination requirements of section 105 of the Code; and in each case in clauses (a) through (j) above, such event or condition, together with all other such events or conditions, if any, would result in a Material Adverse Effect.

8.9. Validity and Enforceability of Loan Papers.

Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void, should the Company fail to cure within five days of discovery by the Company or notice from the Administrative Agent to the Borrower, or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Paper to which it is a party.

SECTION 9

RIGHTS AND REMEDIES

9.1. Remedies Upon Event of Default.

(a) Should an Event of Default occur and be continuing under Section 8.3, the commitment of the Lenders to make Loans shall automatically terminate and the entire unpaid balance of the Obligation (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically become due and payable without any action of any kind whatsoever.

(b) Should any other Event of Default occur and be continuing, subject to any agreement among the Lenders, the Administrative Agent may (and shall upon the request of the Majority Lenders), at its (or the Majority Lenders’) election, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 9.1(a), declare the entire unpaid balance of the Obligation (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Administrative Agent to the Borrower); (ii) terminate commitments to make Loans hereunder; (iii) reduce any claim to judgment; (iv) exercise (or request each Lender to exercise) the Rights of offset or banker’s Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York or any other jurisdiction as the Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Lenders in any of the Loan Papers. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

9.2. Waivers.

The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

9.3. Performance by Administrative Agent.

If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Administrative Agent may, at its option (but subject to the approval of the Majority Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Administrative Agent in such performance or attempted performance shall be reasonable, payable by the Borrower to the Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by the Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that the Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

9.4. Delegation of Duties and Rights.

The Administrative Agent and the Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Administrative Agent and their and the Administrative Agent’s officers, directors, employees, attorneys, agents, or other representatives.

9.5. Lenders Not in Control.

None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Agents or the Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of the Agents and the Lenders being limited to the Right to exercise the remedies provided in this Section 9.

9.6. Waivers by Lenders.

The acceptance by the Agents or the Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agents, the Majority Lenders, or all of the Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Agents, the Majority Lenders, or all of the Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

9.7. Cumulative Rights.

All Rights available to the Agents and the Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to the Agents and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not the Agents or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

9.8. Application of Proceeds.

Any and all proceeds ever received by the Agents or the Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations in the order and manner set forth in Section 2.15.

9.9. Certain Proceedings.

The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agents or the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Agents’ and the Lenders’ remedies at Law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.

9.10. Setoff.

If an Event of Default shall have occurred and is continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any portion of the Obligation owing to such Lender, irrespective of whether or not all of the Obligation, or any part thereof, shall be then due. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

SECTION 10

THE AGENTS.

10.1. Appointment.

Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Papers, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Papers and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Paper or otherwise exist against the Administrative Agent.

10.2. Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and the other Loan Papers by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3. Exculpatory Provisions.

Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Paper (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Company or any officer thereof contained in this Agreement or any other Loan Paper or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Paper or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Paper or for any failure of any Company a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Paper, or to inspect the properties, books or records of any Company.

10.4. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or e-mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Paper unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Papers in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6. Non-Reliance on Agents and Other Lenders.

Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Company or any affiliate of a Company, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Papers, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Company or any affiliate of a Company that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

10.7. Indemnification.

The Lenders agree to indemnify each Agent, each Lead Arranger, and their respective officers, directors, employees, partners, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including reasonable fees, disbursements, settlement costs and other charges of legal counsel) that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Papers or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s fraud, gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

10.8. Agent in its Individual Capacity.

Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Company as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Papers as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

10.9. Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Papers, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1 or Section 8.3 with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall continue to inure to its benefit.

10.10. Co-Documentation Agents, Syndication Agent and Lead Arrangers.

Neither the Co-Documentation Agents, the Syndication Agent nor the Lead Arrangers shall have any duties or responsibilities (including fiduciary duties) hereunder or under any other Loan Paper in its capacity as such.

SECTION 11

MISCELLANEOUS.

11.1. Reserved.

11.2. Money and Interest.

Unless stipulated otherwise (a) all references in any of the Loan Papers to “dollars,” “money,” “payments,” or other similar financial or monetary terms are references to currency of the United States of America and (b) all references to interest are to simple and not compound interest.

11.3. Number and Gender of Words.

Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words “herein,” “hereof,” and “hereunder,” and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

11.4. Headings.

The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

11.5. Exhibits.

If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

11.6. Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	CenturyLink, Inc. 100 CenturyLink Drive Monroe, LA 71203 Attention: R. Stewart Ewing, Jr. Telecopy: 318-362-1728 Telephone: 318-388-9512

CenturyLink, Inc. 100 CenturyLink Drive Monroe, LA 71203 Attention: ~~G. Clay Bailey and~~ Glynn E. Williams Telecopy: 318-388-9093 Telephone: 318-388-9069

with a copy to:	CenturyLink, Inc. 100 CenturyLink Drive Monroe, LA 71203 Attention: Stacey W. Goff Telecopy: 318-388-9488 Telephone: 318-388-9539

Administrative Agent~~:~~	Wells Fargo Bank, National Association

1525 W WT Harris Blvd. Charlotte, NC 28262 Mail Code D1109-019 Attn: Syndication Agency Services Telecopy: 704-590-~~2790~~2727 Telephone: 704-590-~~2706~~2782
with a copy to:	Wells Fargo Bank, National Association U.S. Corporate Banking 1445 Ross Avenue 23rd floor Dallas, TX 75202 Attn: ~~Reggie Goldsmith~~Marguerite Burtzlaff

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

11.7. Exceptions to Covenants.

The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

11.8. Survival.

All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.

11.9. Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.10. Submission to Jurisdiction; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New

York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 11.6 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.11. WAIVERS OF JURY TRIAL.

THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.

11.12. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13. Integration.

This Agreement and the other Loan Papers represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.

11.14. Amendments, Etc.

Neither this Agreement, any other Loan Paper, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.14. The Majority Lenders and each Loan Party party to the relevant Loan Paper may, or, with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Paper may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Papers for the purpose of adding any provisions to this Agreement or the other Loan Papers or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b)

waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Papers or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the date of any payment required by Section 2.9(b), reduce the stated rate of any interest, margin or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Lenders)), extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender’s Commitment or amend, modify or waive Section 2.5(c) or any provision of Section 2.13 or 2.14, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.14 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Majority Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Papers or release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 3 or 10 without the written consent of the Issuing L/C Lender or the Administrative Agent, respectively; or (v) amend, modify or waive any provision of Section 2.21 or 2.22 without the written consent of the Swingline Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Companies, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Papers, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Papers with the aggregate principal amount of the Loans then outstanding and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) by the Administrative Agent, with the consent of the Borrower, and without the consent of any Lender, in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error.

11.15. Waivers.

No course of dealing nor any failure or delay by the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Lenders hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Lenders (or the Majority Lenders to the extent permitted hereunder) to be effective~~,~~ and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

11.16. Governmental Regulation.

Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any Law.

11.17. Multiple Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of ~~a manually~~an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

11.18. Successors and Assigns; Participations; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing L/C Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten days after having received notice thereof;

(B) the Administrative Agent;

(C) the Issuing L/C Lender; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(D) unless otherwise agreed by the Borrower, the Assignee shall either (1) be a “U.S. Person” as defined in Section 7701(a)(30) of the Code or (2) have delivered the documents required by Section 2.20(d);

(E) in the case of an assignment to a CLO (as defined below), unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower agreeing that such approval, if requested, will not be unreasonably withheld or delayed) the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers, provided, that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.14 and (2) directly affects such CLO; and

(F) no assignment shall be made to (1) a natural person, (2) the Borrower or (3) any of the Borrower’s Affiliates, Subsidiaries or Unrestricted Subsidiaries.

For the purposes of this Section 11.18, the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.20 and 11.22). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.18 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing L/C Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and L/C Obligations owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing L/C Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.14 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.10 as though it were a Lender; provided, that such Participant shall be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, solely for tax purposes, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Papers (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Paper) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative

Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank in accordance with applicable law, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

11.19. Confidentiality.

(a) No Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated hereby or its other relationships with the Borrower in connection with the performance by such Lender of services for other companies that are not affiliates of such Lender, and no Lender will furnish any such information to such other companies. The Borrower acknowledges that no Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to the Borrower, confidential information obtained from other companies.

(b) Each Lender agrees to keep confidential, and not to publish, disclose or otherwise divulge to anyone (and to cause their respective officers, directors, employees, agents and representatives to keep confidential, and not to publish, disclose or otherwise divulge to anyone) all information with respect to the Companies, including all financial information and projections or all other information (the “Confidential Information”) except that the Lenders shall be permitted to disclose Confidential Information: (i) to the Administrative Agent, any other Lender or any affiliate thereof; (ii) to their respective officers, directors, employees, agents, advisors, attorneys, accountants and representatives on a “need-to-know” basis in connection with the respective roles of the Lenders described herein, provided, that the Lenders implement reasonable precautions to prevent disclosure by any such personnel, (iii) to the extent required by applicable laws and regulations or requested or required in connection with any litigation or other legal process, provided, that the Lenders will use reasonable efforts to provide the Borrower with a reasonable opportunity to challenge the disclosure and request confidentiality protection for any Confidential Information that is required to be disclosed, (iv) subject to an agreement to comply with the provisions of this Section, to (A) actual or prospective transferees or (B) any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (v) to the extent requested by any regulatory authority or self-regulatory body with jurisdiction or oversight over any Lender or any Affiliate of any Lender, (vi) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this agreement known to the disclosing Lender, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to such Lender on a non-confidential basis prior to its disclosure by the Borrower, (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (viii) to the extent the Borrower shall have consented to such disclosure. Notwithstanding anything to the contrary contained above, the Lenders shall be entitled to use the Confidential Information in exercising remedies under this Agreement or any other Loan Paper.

11.20. Patriot Act.

Each of the Agents and the Lenders hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Agent or Lender to identify the Borrower in accordance with the Patriot Act

11.21. Conflicts and Ambiguities.

Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

11.22. GENERAL INDEMNIFICATION.

THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD THE AGENTS, THE LEAD ARRANGERS AND THE LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PARTNERS, ADVISORS, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT AND SETTLEMENT COSTS), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST EACH INDEMNIFIED PARTY, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT FOR THE PERIOD OF TIME SET FORTH IN ANY APPLICABLE STATUTE OF LIMITATIONS.

11.23. Amendment and Restatement.

It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated in its entirety pursuant to this Agreement and that this Agreement does not constitute a novation or termination of the Debt and other Obligations existing under the Existing Credit Agreement. In addition, unless specifically amended hereby, each of the Loan Papers shall continue in full force and effect and, from and after the Restatement Effective Date, all references therein to the “Credit Agreement” shall be deemed to refer to this Agreement.

[All signature pages have been intentionally omitted]

EXHIBIT B

[Schedules]

Schedule 1.1A – Commitments

Lender	Commitment
Wells Fargo Bank, N.A.	$198,500,000
JPMorgan Chase Bank, N.A.	$198,500,000
Bank of America, N.A.	$198,500,000
Barclays Bank PLC	$198,500,000
Citibank, N.A.	$198,500,000
Royal Bank of Canada	$198,500,000
Morgan Stanley Bank, N.A.	$99,250,000
The Bank of Tokyo-Mitsubishi UFJ, LTD.	$99,250,000
SunTrust Bank	$150,000,000
Mizuho Corporate Bank, Ltd.	$110,000,000
Regions Bank	$110,000,000
U.S. Bank National Association	$100,000,000
Northern Trust Company	$65,000,000
Fifth Third Bank	$65,000,000
Community Trust Bank	$7,000,000
Progressive Bank	$3,500,000

Schedule 4.3 – Guarantor Significant Subsidiaries

Carolina Telephone and Telegraph Company LLC, a North Carolina limited liability company*

Centel Corporation, a Kansas corporation*

Central Telephone Company, a Delaware corporation*

CenturyLink Communications, LLC, a Delaware limited liability company*

CenturyTel Holdings, Inc., a Louisiana corporation*

CenturyTel Investments of Texas, Inc., a Delaware corporation

CenturyTel of Alabama, LLC, a Louisiana limited liability company*

CenturyTel Service Group, LLC, a Louisiana limited liability company

Embarq Corporation, a Delaware corporation

Embarq Florida, Inc., a Florida corporation*

Embarq Management Company, a Delaware corporation

Qwest Communications International Inc., a Delaware corporation

Qwest Corporation, a Colorado corporation*

Qwest Services Corporation, a Colorado corporation

Savvis Communications Corporation, a Missouri corporation

Savvis, Inc., a Delaware corporation

The United Telephone Company of Pennsylvania, LLC, a Pennsylvania limited liability company*

United Telephone Company of Ohio, an Ohio corporation

*	Excluded Regulated Subsidiary

Sch. 4.3

EXHIBIT C

[Exhibits]

EXHIBIT I-1

to the Amended and Restated Credit Agreement

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of April 6, 2012 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), the Syndication Agent and Co-Documentation Agents named therein and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[ ]

EXHIBIT I-2

to the Amended and Restated Credit Agreement

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of April 6, 2012 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), the Syndication Agent and Co-Documentation Agents named therein and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[ ]

EXHIBIT I-3

to the Amended and Restated Credit Agreement

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of April 6, 2012 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), the Syndication Agent and Co-Documentation Agents named therein and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[ ]

EXHIBIT I-4

to the Amended and Restated Credit Agreement

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of April 6, 2012 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among CENTURYLINK, INC., a Louisiana corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), the Syndication Agent and Co-Documentation Agents named therein and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[ ]

EXHIBIT D

[Reaffirmation Agreement]

[Intentionally omitted; see Exhibit 4.4 to this Current Report]